Exhibit 10.2

Execution Version

CREDIT AGREEMENT

by and among

MSA SAFETY INCORPORATED, a Pennsylvania corporation, as BORROWER

THE GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent,

JPMORGAN CHASE BANK, N.A. and BANK OF AMERICA, N.A., as Co-Syndication Agents,

and

PNC CAPITAL MARKETS LLC, JPMORGAN CHASE BANK, N.A. and BOFA

SECURITIES, INC., as Joint Lead Arrangers and Joint Bookrunners

Dated January 5, 2023

CUSIP # 55349UAA5

CUSIP # 55349UAC1

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LIST OF SCHEDULES AND EXHIBITS

SCHEDULES
SCHEDULE 1.1(A)	–	PRICING GRID
SCHEDULE 1.1(B)	–	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P) (1)	–	PERMITTED INVESTMENTS
SCHEDULE 1.1(P)(2)	–	PERMITTED LIENS
SCHEDULE 1.1(S)	–	EXCLUDED SUBSIDIARIES
SCHEDULE 3.6	–	SUSTAINABILITY TARGETS
SCHEDULE 5.1.2	–	SUBSIDIARIES
SCHEDULE 5.1.12	–	ERISA COMPLIANCE
SCHEDULE 7.2.1	–	PERMITTED INDEBTEDNESS
SCHEDULE 7.2.3	–	EXISTING GUARANTIES

EXHIBITS
EXHIBIT 1.1(A)	–	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)	–	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	–	GUARANTY AND SURETYSHIP AGREEMENT
EXHIBIT 1.1(I)	–	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(N)	–	DELAYED DRAW TERM NOTE
EXHIBIT 2.2	–	LOAN REQUEST
EXHIBIT 4.9.7(A)	–	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 4.9.7(B)	–	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 4.9.7(C)	–	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 4.9.7(D)	–	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 7.3.3	–	QUARTERLY COMPLIANCE CERTIFICATE

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is dated January 5, 2023 and is made by and among MSA SAFETY INCORPORATED, a Pennsylvania corporation (the “Borrower” or the “Company”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (as hereinafter defined) (hereinafter referred to in such capacity as the “Administrative Agent”).

The Borrower has requested the Lenders to provide a delayed draw term loan facility in a single advance to the Borrower in an aggregate principal amount not to exceed $250,000,000.00. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1 CERTAIN DEFINITIONS

1.1 Certain Definitions.

In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

2010 Note Purchase Agreement shall mean that certain Second Amended and Restated Multi-Currency Note Purchase and Private Shelf Agreement, dated as of January 22, 2016, pursuant to which $100,000,000.00 4.00% Amended and Restated Series A Senior Notes Due October 13, 2021 and £54,945,054.94 3.40% Series B Senior Notes Due January 22, 2031 were issued by the Company and pursuant to which a private shelf facility subject to the Private Shelf Issuance Limit (or the equivalent in Applicable Currencies (as defined therein)) is being made available to the Company, as amended by the First Amendment to Second Amended and Restated Multi-Currency Note Purchase and Private Shelf Agreement, dated as of September 7, 2018, as further amended by that certain Second Amendment to Second Amended and Restated Multi-Currency Note Purchase and Private Shelf Agreement dated as of January 14, 2020, as further amended by the 2010 Note Purchase Agreement Amendment and as the same may be further amended, modified or supplemented from time to time. “Private Shelf Issuance Limit” means $335,000,000.00 less the principal amount (expressed in U.S. Dollars) of the outstanding notes issued under the 2010 Note Purchase Agreement and the principal amount of Accepted Notes (as defined therein), as measured at the time of a proposed issuance under the shelf facility available under the 2010 Note Purchase Agreement.

2010 Note Purchase Agreement Amendment shall mean that certain Third Amendment to Second Amended and Restated Multi-Currency Note Purchase and Private Shelf Agreement, dated as of May 24, 2021, by and among the Company, the holders of the Notes (as defined in the 2010 Note Purchase Agreement) and the other parties party thereto.

2010 Note Purchase Agreement Guarantees shall mean, collectively, each Note Guarantee (as defined in the 2010 Note Purchase Agreement).

Acquisition Period shall mean a period of four consecutive fiscal quarters of the Company beginning with a fiscal quarter during which the Company or its Subsidiaries consummates a Permitted Acquisition for which the aggregate consideration payable exceeds the Dollar Equivalent of $100,000,000.00, and including such fiscal quarter and the immediately succeeding three fiscal quarters. The Company may elect to designate in writing to the Administrative Agent the commencement of an Acquisition Period (which election shall be made prior to the last day of fiscal quarter in which the relevant Permitted Acquisition is consummated).

Additional Covenant shall have the meaning specified in Section 7.1.11(i) [Most Favored Lender].

Adjusted Term SOFR Rate shall mean the Term SOFR Rate plus the SOFR Adjustment. If the Adjusted Term SOFR Rate as determined above would be less than the SOFR Floor, then the Adjusted Term SOFR Rate shall be deemed to be the SOFR Floor.

Adjustment Date shall have the meaning specified in Schedule 1.1(A).

Administrative Agent shall have the meaning specified in the preamble of this Agreement and shall include its successors and assigns.

Administrative Agent’s Fee shall have the meaning specified in Section 9.9 [Administrative Agent’s Fee].

Administrative Agent’s Letter shall have the meaning specified in Section 9.9 [Administrative Agent’s Fee].

Affected Financial Institution shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

Affiliate as to any Person, shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds ten percent (10.00%) or more of any class of the voting or other equity interests of such Person, or (iii) ten percent (10.00%) or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.

Agreement shall mean this Credit Agreement, as the same may be further amended, supplemented, modified or restated from time to time, including all schedules and exhibits.

Anti-Terrorism Laws shall mean any Laws relating to terrorism, Sanctions, import/export licensing, money laundering, corruption or bribery, including but not limited to, the United Kingdom Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act of 1977 as amended and the rules and regulations thereunder, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Net Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Commitment Fee.”

Applicable Margin shall mean, as applicable:

(A) the percentage spread to be added to the Base Rate applicable to Term Loans under the Base Rate Option based on the Net Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Base Rate Spread,” or

(B) the percentage spread to be added to the Term SOFR Rate applicable to Term Loans under the Term SOFR Rate Option based on the Net Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Term SOFR Rate Spread.”

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Asset Disposition shall mean any Transfer except (a) any Transfer (i) from a Domestic Subsidiary to the Borrower or another Domestic Subsidiary, (ii) from a Foreign Subsidiary to the Borrower, any Domestic Subsidiary or any Foreign Subsidiary, or (iii) from the Borrower or any Domestic Subsidiary to any Foreign Subsidiary in an amount, measured at the time any such Transfer is made, which shall not exceed, together with any loans, advances and investments permitted under Section 7.2.4(ix) [Loans and Investments], $750,000,000.00 (which amount shall be calculated net of any Asset Disposition from a Foreign Subsidiary to the Borrower or a Domestic Subsidiary), in each case, so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Event of Default or Potential Default exists, (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer used or useful in the operation of the business of the Company or any of its Subsidiaries or that are obsolete, (c) any Transfer by the Company or any Subsidiary constituting a Permitted Investment, (d) non-exclusive licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property of the Company or any of its Subsidiaries in the ordinary course of business, (e) dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business and (f) leases and sub-leases and licenses and sub-licenses of property in the ordinary course of business.

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 10.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Senior Vice President, Vice President, Treasurer or Assistant Treasurer of such Loan Party or such other individuals, designated by written notice to the Administrative Agent from the Company, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Company may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Available Tenor shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.4.4.5 [Unavailability of Tenor or Benchmark].

Bail-In Action shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 3.4.1 [Unascertainable; Increased Costs] or Section 3.4.2 [Illegality], to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (iii) until the circumstances giving rise to such event no longer exist.

Base Rate Option shall mean the option of the Borrower to have Loans denominated in Dollars bear interest at the rate and under the terms set forth in Section 3.1.1(i) [Base Rate Option].

Benchmark shall mean, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.4.4 [Benchmark Replacement Setting].

Benchmark Replacement shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment;

(2) the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

Benchmark Replacement Adjustment shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement , the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

Benchmark Replacement Date shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

Benchmark Transition Event shall mean, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

Benchmark Unavailability Period shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.4.4 [Benchmark Replacement Setting] and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.4.4 [Benchmark Replacement Setting].

Beneficial Ownership Regulation shall mean 31 C.F.R. § 1010.230.

Benefit Plan shall mean any of (i) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Code or (iii) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

BHC shall mean Bacharach Holding Corp., a Delaware corporation.

BI shall mean Bacharach, Inc., a Delaware corporation.

Borrower shall have the meaning specified in the preamble of this Agreement.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (a) any Loans to which a Term SOFR Rate Option applies under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (b) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the Administrative Agent); provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” shall mean any such day that is also a U.S. Government Securities Business Day.

Capital Lease shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP (but subject to the last sentence of Section 1.3(a)).

Capital Lease Obligation shall mean, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

Certificate of Beneficial Ownership shall mean, for the Borrower that is a Legal Entity Customer, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

CFC shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.

CFC Holding Company shall mean each Subsidiary that has no material assets other than assets that consist (directly or indirectly through other CFC Holding Companies) of Equity

Interests or indebtedness (as determined for US tax purposes) in one or more CFCs or CFC Holding Companies.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

CIP Regulations shall have the meaning specified in Section 9.11 [No Reliance on Administrative Agent’s Customer Identification Program].

Closing Date shall mean January 5, 2023 or such other date as may be agreed to by the parties hereto.

Closing Date Compliance Certificate shall have the meaning specified in Section 6.1.1 [Deliveries].

Code shall mean the Internal Revenue Code of 1986, as amended.

Commitment shall mean as to any Lender its Term Loan Commitment, and Commitments shall mean the aggregate of the Term Loan Commitments of all of the Lenders.

Commitment Expiry Date shall have the meaning specified in Section 2.1 [Term Loan Commitments].

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].

Commodity Exchange Act shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

Commodity Hedge shall mean a price protection agreement related to commodity products and entered into by the Company or its Subsidiaries for hedging purposes (and not for speculation).

Company shall have the meaning specified in the preamble to this Agreement.

Competitor shall mean, on any date, any direct competitor of any Loan Party or a Subsidiary of a Loan Party that is in the same line of business as such Loan Party or such

Subsidiary, in any case designated in writing by the Borrower to the Administrative Agent and the Lenders from time to time not less than five (5) Business Days prior to such date; provided that (i) any additional designation of a “Competitor” in accordance with the foregoing provision shall not apply retroactively to disqualify any Person that has previously acquired an assignment or a participation in any Commitment or Loan, (ii) the Borrower may not designate any additional Person as a Competitor during the continuance of an Event of Default and (iii) “Competitors” shall exclude any Person that the Borrower has designated as no longer being a “Competitor” by written notice delivered to the Administrative Agent from time to time.

Compliance Certificate shall have the meaning specified in Section 7.3.3 [Certificate of the Company].

Conforming Changes shall mean, with respect to the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in consultation with the Borrower, that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated EBITDA shall mean, for any period of determination, (i) the sum of Consolidated Net Income, depreciation, amortization, other non-cash charges, non-cash expenses, or non-cash losses to net income (provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made), Interest Charges and income tax expense, plus non-recurring costs and expenses in connection with Permitted Acquisitions (not to exceed $30,000,000.00 in the aggregate for all Permitted Acquisitions), minus (ii) non-cash credits or non-cash gains to net income, in each case of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP. For purposes of determining Consolidated EBITDA, items related to Joint Ventures shall be excluded, except that cash dividends paid by any Joint Venture to the Company or a wholly-owned Subsidiary of the Company shall be included in Consolidated EBITDA. For purposes of calculating Consolidated EBITDA, (a) with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period, and (b) with respect to a business liquidated, sold or disposed of by the Loan Parties pursuant to Section 7.2.5 [Liquidations, Mergers, Consolidations and Acquisitions] or Section 7.2.6 [Dispositions of Assets or Subsidiaries], Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if such liquidation, sale or disposition had been consummated at the beginning of such period.

Consolidated Funded Indebtedness shall mean, for any period of determination, (i) the principal balance of the Loans and all obligations of the Company and its Subsidiaries for borrowed money (including, without limitation, Capital Lease Obligations), plus (ii) (without duplication) contingent liabilities related to letters of credit and guaranties of the Company and its Subsidiaries, in each case determined and consolidated for the Company and its Subsidiaries in accordance with GAAP; provided that, to the extent applicable to the calculation of amounts to determine compliance with Section 7.2.16 [Maximum Net Leverage Ratio] for periods ended on or before the Closing Date, Consolidated Funded Indebtedness shall not include Indebtedness pursuant to the MSACL Promissory Notes.

Consolidated Income Available for Fixed Charges shall mean, for any period of determination, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges and (b) taxes imposed on or measured by income or excess profits, in each case determined and consolidated for the Company and its Subsidiaries in accordance with GAAP.

Consolidated Net Income shall mean, with respect to any period of determination, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined and consolidated for the Company and its Subsidiaries in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

Consolidated Net Tangible Assets shall mean, at any time, the total amount of assets of the Company and its Subsidiaries at such date as determined and consolidated for the Company and its Subsidiaries in accordance with GAAP minus (a) all applicable depreciation, amortization and other valuation reserves and (b) all goodwill, tradenames, trademarks, patents, unamortized debt premium or discount and expense and other like intangible assets of the Company and its Subsidiaries at such date determined and consolidated for the Company and its Subsidiaries in accordance with GAAP.

Consolidated Total Assets shall mean, at any time, the total amount of assets (less properly deductible reserves), which under GAAP appear on a consolidated balance sheet of the Company and its Subsidiaries, in each case determined and consolidated for the Company and its Subsidiaries in accordance with GAAP.

Covered Entity shall mean each Loan Party and each Subsidiary of any Loan Party.

Currency Agreement shall mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement, among the Company or any of its Subsidiaries, on the one hand, and one or more financial institutions, on the other hand, designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

Daily Simple SOFR shall mean, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

Defaulting Lender shall mean any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two (2) Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance reasonably satisfactory to the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 4.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.

As used in this definition and in Section 2.9 [Defaulting Lenders], the term “Bankruptcy Event” shall mean, with respect to any Person, such Person or such Person’s direct or indirect parent company (a) becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or (b) becoming the subject of a Bail-In Action, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Disposition Value shall mean, at any time, with respect to any property, (a) in the case of property that does not constitute Equity Interests, the book value thereof, and (b) in the case of property that constitutes Equity Interests, an amount equal to that percentage of the book value of the assets of the Subsidiary that issued such Equity Interests as is equal to the percentage that the book value of all of the outstanding Equity Interests of such Subsidiary determined at the time of the disposition thereof, in good faith by the Company.

Division has the meaning specified in the definition of Plan of Division.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Dollar Equivalent shall mean, with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars.

Domestic Person shall mean an entity organized under the laws of any state of the United States of America or the District of Columbia.

Domestic Subsidiary shall mean any Subsidiary (other than a Domestic Person that is a Subsidiary of a non-Domestic Person) of any Loan Party that is a Domestic Person.

EEA Financial Institution shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Eligibility Date shall mean, with respect to each Loan Party and each Swap Obligation, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap Obligation (for the avoidance of doubt, the Eligibility Date shall be the date of the execution of the Lender Provided Interest Rate Hedge, Lender Provided Commodity Hedge or Lender Provided Foreign Currency Agreement related to such Swap Obligation if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the date of execution and delivery of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

Eligible Contract Participant shall mean an “eligible contract participant” as defined in the Commodity Exchange Act and regulations thereunder.

Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders or legally-enforceable directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to hazardous or toxic substances and occupational health and safety; (iii) protection of the environment and/or natural resources; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, transport, storage, collection, distribution, disposal or release or threat of release of substances regulated pursuant to Environmental Laws; (v) the presence of contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of environmentally sensitive areas.

Equity Interests shall mean any and all shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests.

Equity Sale has the meaning specified in the definition of Membership Interest Purchase Agreement.

Equivalent Amount shall mean, at any time, as determined by Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”), the amount of such Equivalent Currency converted from such Reference Currency at Administrative Agent’s spot selling rate (based on the market rates then prevailing and available to Administrative Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made.

Equivalent Currency shall have the meaning specified in the definition of “Equivalent Amount”.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Affiliate shall mean, at any time, any trade or business (whether or not incorporated) under common control with the Company and are treated as a single employer under Section 414 of the Code.

ERISA Event shall mean (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

ERISA Group shall mean, at any time, the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Company, are treated as a single employer under Section 414 of the Code.

Erroneous Payment shall have the meaning assigned to that term in Section 9.7 [Non-Reliance on Administrative Agent and Other Lenders].

Erroneous Payment Notice shall have the meaning assigned to that term in Section 9.7 [Non-Reliance on Administrative Agent and Other Lenders].

ESG Amendment shall have the meaning specified in Section 3.6.

ESG Pricing Provisions shall have the meaning specified in Section 3.6.

EU Bail-In Legislation Schedule shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Event of Default shall mean any of the events described in Section 8.1 [Events of Default] and referred to therein as an “Event of Default.”

Excess Interest shall have the meaning assigned to that term in Section 3.1 [Interest Rate Options].

Excluded Subsidiaries shall mean, collectively (i) the Domestic Subsidiaries listed on Schedule 1.1(S), either as of the Closing Date or pursuant to an update to Schedule 1.1(S) after the Closing Date in compliance with Section 7.2.8 [Subsidiaries, Partnerships and Joint Ventures], (ii) any Foreign Subsidiary and (iii) any Domestic Person that is a CFC Holding Company. The Excluded Subsidiaries are not required to join this Agreement as Guarantors.

Excluded Swap Obligations shall mean, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of this Agreement, any Guaranty Agreement or any other Loan Document that relates to such Swap Obligation (or any Guaranty thereof or the grant by such Loan Party of a security interest to secure such Swap Obligation) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “Eligible Contract Participant” on the Eligibility Date for such Swap Obligation. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap Obligation, this definition shall only include the portion of such Swap Obligation for which such guaranty or security interest is or becomes illegal as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap Obligation; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Swap Obligation but the grant of a security interest would not cause such obligation to be an Excluded Swap Obligation, such Swap Obligation shall constitute an Excluded Swap Obligation for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Swap Obligation with respect to one or more of such Persons, but not all of them, the definition of Excluded Swap Obligation with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Swap Obligation with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Swap Obligations.

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the

Borrower under Section 4.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.9.2 [Payment Free of Taxes], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 4.9.7 [Status of Lenders], and (iv) any withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS).

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Existing PNC Credit Agreement shall mean that certain Fourth Amended and Restated Credit Agreement, dated May 24, 2021, by and among the Borrower, certain Foreign Borrowers (as defined therein) party thereto, the guarantors party thereto, the lenders party thereto and PNC in its capacity as administrative agent for the lenders party thereto, as further amended, modified, supplemented or restated from time to time.

Fair Market Value shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

FATCA Deduction shall mean a deduction or withholding from a payment under any Loan Document required by FATCA.

FATCA Exempt Party shall mean a party that is entitled to receive payments free from any FATCA Deduction.

Federal Funds Effective Rate for any day shall mean the greater of (i) 0.00% and (ii) the rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed and rounded upward to the nearest 1/100 of 1.00%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds

Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Fixed Charges shall mean, for any period of determination, the sum of (a) Interest Charges for such period, plus (b) Lease Rentals for such period.

Fixed Charges Coverage Ratio shall mean, for any period of determination, the ratio of (a) Consolidated Income Available for Fixed Charges, to (b) Fixed Charges.

Floor shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.

Foreign Benefit Event shall mean, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from an Official Body, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by an Official Body relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by the Borrower, any Subsidiary of the Borrower or any Loan Party under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by the Borrower or any Subsidiary of the Borrower of, any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

Foreign Lender shall mean, (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

Foreign Plan shall mean any plan, fund (including any superannuation fund), program or policy established under the law of a jurisdiction other than the United States (or a state or local government thereof) and/or primarily for employees or former employees outside the United States of America, whether formal or informal, funded or unfunded, insured or uninsured, that is established, maintained or contributed to by the Borrower or any of its Subsidiaries or Affiliates which provides employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, other than any state social security arrangements, in respect of which the Borrower or any of its Subsidiaries or Affiliates has any liability obligation or contingent liability.

Foreign Subsidiary shall mean any Subsidiary of any Loan Party that is not a Domestic Person.

GAAP shall mean either, (i) generally accepted accounting principles in the jurisdiction of establishment of such Person as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts; provided that, for the avoidance of doubt, unless the context shall otherwise require, GAAP shall mean generally accepted accounting principles in the United States as are in effect from time to time (including with respect to the financial statements of the Company delivered pursuant to Section 7.3.1 [Quarterly Financial Statements] and Section 7.3.2 [Annual Financial Statements]); or (ii) at the election of the Company effective as of the end of any applicable fiscal quarter upon written notice to the Administrative Agent, IFRS; provided that the Company may only make one such election during the term of this Agreement.

Globe shall mean Globe Holding Company, LLC, a New Hampshire limited liability company.

GMI shall mean General Monitors, Inc., a Nevada corporation.

Guarantor shall mean separately, and Guarantors shall mean collectively, MADL, GMI, MSAI, MSAW, MSDL, MTL, MIL, MSA Safety Sales, MSA Safety Pittsburgh, Globe, Safety io, BHC, BI, MSAJ and each other Person which joins this Agreement as a Guarantor after the date hereof.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in substantially the form attached hereto as Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement or Guaranty Agreements shall mean, singularly or collectively, as the context may require, any Guaranty and Suretyship Agreement executed and delivered by any Person to the Administrative Agent for the benefit of the Lenders on or after the date hereof, and in the case of any Guarantor, substantially in the form of Exhibit 1.1(G)(2), each as amended, modified or supplemented from time to time.

IFRS shall mean the body of pronouncements issued by the International Accounting Standards Board (IASB), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee and adapted for use in the European Union.

Incorporated Covenant shall have the meaning specified in Section 7.1.11(ii) [Most Favored Lender].

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, Capital Leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Indemnitee shall have the meaning specified in Section 10.3.2 [Indemnification by the Borrower].

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors undertaken under any Law.

Intercompany Sales Agreement shall mean that certain Amended and Restated Intercompany Sales and Licensing Agreement, dated as of October 1, 2020, among MSA Safety Pittsburgh, MTL, GMI and MSA Safety Sales.

Intercompany Subordination Agreement shall mean an Intercompany Subordination Agreement made by the Loan Parties in favor of the Administrative Agent, substantially in the form of Exhibit 1.1(I).

Interest Charges shall mean, for any period of determination, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period; provided that Interest Charges shall not include interest on any MSACL Promissory Notes.

Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Term Loans bear interest under the Term SOFR Rate Option. Subject to the last sentence of this definition, such period shall be, in each case, subject to the availability thereof, one month, three months, or six months. Such Interest Period shall commence on the effective date of such Term SOFR Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Term SOFR Rate Option if the Borrower is renewing or converting to the Term SOFR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Maturity Date, and (C) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower, the Guarantors and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Option shall mean any Term SOFR Rate Option or Base Rate Option.

IRS shall mean the United States Internal Revenue Service.

Joint Venture shall mean a corporation, partnership, limited liability company or other entities (excluding any Subsidiary) in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest.

Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

Lease Rentals shall mean, for any period of determination, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any of its Subsidiaries as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

Legal Entity Customer shall have the meaning specified in the Beneficial Ownership Regulation.

Lender Provided Commodity Hedge shall mean a Commodity Hedge which is provided by any Person that was a Lender or its Affiliate at the time such Commodity Hedge was provided and with respect to which the Administrative Agent confirms: (i) is documented in a standard International Swap Dealer Association Agreement and (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner.

Lender Provided Foreign Currency Agreement shall mean a Currency Agreement which is provided by any Person that was a Lender or its Affiliate at the time of making such Currency Agreement and with respect to which the Administrative Agent confirms: (i) is documented in a standard International Swap Dealer Association Agreement and (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner.

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Person that was a Lender or its Affiliate at the time of making such Interest Rate Hedge and with respect to which the Administrative Agent confirms: (i) is documented in a standard International Swap Dealer Association Agreement and (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner.

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Guaranty Agreements, the Intercompany Subordination Agreement, the Notes and any other instruments, certificates or documents delivered in connection herewith or therewith, as the same may be amended, modified or supplemented from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

Loan Parties shall collectively mean Borrower and the Guarantors and Loan Party shall mean the Borrower or any Guarantor.

Loan Request shall have the meaning specified in Section 2.2 [Loan Requests].

Loans shall mean collectively and Loan shall mean separately all Term Loans or any Term Loan.

MADL shall mean MSA Advanced Detection, LLC, a Pennsylvania limited liability company.

Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Material Indebtedness shall mean Indebtedness of the Loan Parties or their Subsidiaries in the form of (i) senior unsecured notes issued in a Rule 144A or other private placement (whether incurred pursuant to one or more series or issuances of such notes) or (ii) syndicated credit facilities, in each case in a principal amount in excess of $100,000,000.00.

Material Subsidiary shall mean any Subsidiary of a Loan Party (i) which is not itself a Loan Party and (ii) which, as of the most recent fiscal quarter of the Company, for the period of four (4) consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 7.3.2 [Annual Financial Statements] or Section 7.3.1 [Quarterly Financial Statements] (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 7.3.2 [Annual Financial Statements] or Section 7.3.1 [Quarterly Financial Statements], the most recent financial statements referred to in Section 5.1.6(i) [Historical Statements]), (a) contributed greater than five percent (5.00%) of Consolidated EBITDA for such period or (b) contributed greater than five percent (5.00%) of Consolidated Total Assets as of such date.

Maturity Date shall mean the earlier to occur of (i) May 24, 2026 and (ii) the termination of the Existing PNC Credit Agreement if there is no refinancing or replacement of the Existing PNC Credit Agreement on the date of such termination.

Membership Interest Purchase Agreement shall mean that certain Membership Interest Purchase Agreement, dated the Closing Date, by and among MSAW, MSACL, SAG Main Holdings, LLC and MSAJ, pursuant to which MSAW shall sell all of its equity interests in MSACL (the “Equity Sale”).

Merger shall mean, subsequent to the consummation of the Division, the merger of MSA Newco into MSAJ (with MSAJ as the surviving entity) pursuant to the Merger Agreement.

Merger Agreement shall mean that certain Agreement and Plan of Merger dated as of December 29, 2022, by and between MSAJ and MSA Newco.

MIL shall mean MSA Innovation, LLC, a Pennsylvania limited liability company.

Most Favored Lender Notice shall mean a written notice from the Company to the Administrative Agent delivered promptly, and in any event within ten (10) Business Days after the inclusion of any Additional Covenant in the 2010 Note Purchase Agreement, the Existing PNC Credit Agreement or the documentation evidencing any other Material Indebtedness (including by way of amendment or other modification of any existing provision thereof), pursuant to Section 7.1.11 [Most Favored Lender] by an Authorized Officer in reasonable detail, including reference to Section 7.1.11 [Most Favored Lender], a verbatim statement of such Additional Covenant (including any defined terms used therein) and related explanatory calculations, as applicable.

MSACL shall mean Mine Safety Appliances Company, LLC, a Pennsylvania limited liability company.

MSACL Company Group shall mean MSACL and its Subsidiaries (without giving effect to the proviso in the definition of “Subsidiary”).

MSACL Promissory Notes shall mean, collectively, the MSACL-MSA Safety Promissory Notes and the MSACL-MSAW Promissory Note.

MSACL-MSA Safety Promissory Notes shall mean, collectively, (i) the unsecured, subordinated promissory note, dated as of September 7, 2018, in the principal amount of $42,427,951.00 and (ii) the unsecured, subordinated promissory note, dated as of January 1, 2019, in the principal amount of $69,312,508.35, in each case (a) issued by MSA Safety Pittsburgh in favor of MSACL and (b) paid in full on the Closing Date immediately prior to the effectiveness of this Agreement.

MSACL-MSAW Promissory Note shall mean the unsecured, subordinated promissory note, dated as of September 7, 2018, in the principal amount of $26,700,000.00, issued by MSAW in favor of MSACL, which was paid in full on the Closing Date immediately prior to the effectiveness of this Agreement.

MSAI shall mean MSA International, LLC, a Delaware limited liability company.

MSAJ shall mean MSA Safety Jacksonville Manufacturing, LLC, a Pennsylvania limited liability company

MSA Newco shall mean MSA SJM, LLC, a Pennsylvania limited liability company.

MSA Safety Pittsburgh shall mean MSA Safety Pittsburgh Manufacturing, LLC, a Pennsylvania limited liability company.

MSA Safety Sales shall mean MSA Safety Sales, LLC, a Pennsylvania limited liability company.

MSAW shall mean MSA Worldwide, LLC, a Pennsylvania limited liability company.

MSDL shall mean MSA Safety Development, LLC, a Pennsylvania limited liability company.

MTL shall mean MSA Technology, LLC, a Pennsylvania limited liability company.

Multiemployer Plan shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Company or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

Net Leverage Ratio shall mean, as of the end of any date of determination, the ratio of (A) the difference of (i) Consolidated Funded Indebtedness of the Company and its Subsidiaries on such date minus (ii) 100% of unencumbered cash of the Company and its Subsidiaries on such date in excess of $20,000,000.00 to (B) Consolidated EBITDA (i) for the period equal to the four (4) consecutive fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the period equal to the four (4) consecutive fiscal quarters most recently ended if such date is not a fiscal quarter end.

Non-Consenting Lender shall have the meaning specified in Section 10.1 [Modifications, Amendments or Waivers].

Notes shall mean, collectively, the Notes in the form of Exhibit 1.1(N) evidencing the Term Loans.

NYFRB shall mean the Federal Reserve Bank of New York.

Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Interest Rate Hedge, Lender Provided Commodity Hedge or Lender Provided Foreign Currency Agreement and (iii) any Other Lender Provided Financial Service Product. Notwithstanding the foregoing provisions in this definition, Obligations shall not include Excluded Swap Obligations.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards

Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Person which was a Lender or Affiliate of a Lender at the time of providing such product or service provides any of the following products or services to the Borrower and any of its Subsidiaries: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange.

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.6.2 [Replacement of a Lender]).

Overnight Bank Funding Rate shall mean, for any day, the greater of (i) 0.00% and (ii) the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

Participant has the meaning specified in Section 10.8.4 [Participations].

Participant Register shall have the meaning specified in Section 10.8.4 [Participations].

Payment Date shall mean the first day of each July, October, January and April after the date hereof and on the Maturity Date or upon acceleration of the Obligations.

Payment In Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder and termination of the Commitments.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Pension Plan shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any times during the immediately preceding five plan years.

Permitted Acquisition shall have the meaning specified in Section 7.2.5(ii) [Liquidations, Mergers, Consolidations, Acquisitions].

Permitted Investments shall mean:

(i) any investment, loan or advance existing on the date of this Agreement and described on Schedule 1.1(P)(1);

(ii) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(iii) commercial paper maturing in two hundred seventy (270) days or less rated not lower than A-2, by Standard & Poor’s or P-2 by Moody’s Investors Services, Inc. on the date of acquisition;

(iv) investments in certificates of deposit maturing no later than three hundred sixty-five (365) days from the date of acquisition and issued by a bank or trust company that has combined capital, surplus and undivided profits of over $500,000,000.00;

(v) investments in mutual funds that invest only in either (A) money market securities or (B) whose investments are limited to those types of investments described in clauses (ii)-(iv) above;

(vi) investments made under agreements regarding the management and investment of deposit, sweep and other similar accounts with any commercial bank that satisfies the requirements of (iv) above; and

(vii) in the case of Foreign Subsidiaries, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the investments specified in clauses (ii) through (vi) of this definition made in the ordinary course of business.

Permitted Liens shall mean:

(i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance, old-age pensions or other social security programs;

(iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv) Liens consisting of bankers’ Liens encumbering deposit accounts (including, without limitation, rights of setoff);

(v) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business, provided that the aggregate amount secured by appeal bonds together with the Liens referred to in clause (x)(4) below shall not at any time exceed five percent (5.00%) of Consolidated Total Assets;

(vi) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the actual or intended use by the Company or its Subsidiaries of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital and operating leases securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

(viii) Any Lien existing on the date of this Agreement and described on Schedule 1.1(P)(2), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

(ix) Purchase Money Security Interests, provided that (A) any such Lien shall extend solely to the item or items of such property (or improvements thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon), (B) the aggregate value of the assets subject to such Purchase Money Security Interest securing such Indebtedness shall not exceed an amount equal to the lesser of (x) the cost of such property (or improvement thereon) and (y) the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P)(2)) and (C) any such Lien shall be created contemporaneously with, or within one hundred eighty (180) days after the acquisition or construction of such property;

(x) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in any case they do not, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(4) Liens resulting from final judgments or orders described in Section 8.1.7 [Final Judgments or Orders], provided that the aggregate amount secured by all such Liens under this subsection (4) together with the Liens referred to in clause (v) above shall not at any time exceed five percent (5.00%) of Consolidated Total Assets;

(xi) Any interest or title of a lessor, sublessor, licensor or sublicensor under any leases (other than Capital Leases), subleases, licenses or sublicenses entered into by the Company or any Subsidiary of the Company as lessee, sublessee, licensee or sublicensee in the ordinary course of business;

(xii) Liens existing on property or any asset at the time of acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary on or after the Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary (other than proceeds) and (iii) such Lien shall secure only those obligations which it secured on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (other than by an amount not in excess of fees and expenses, including premium and defeasance costs associated therewith) or result in a decreased average weighted life thereof; and

(xiii) Liens not otherwise described by the foregoing clauses in this definition on assets of the Loan Parties securing obligations not exceeding $20,000,000.00 in the aggregate.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five (5) years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

Plan of Division shall mean that certain Plan of Division, dated as of December 29, 2022, executed by MSACL with respect to the division of MSACL into two Pennsylvania limited liability companies.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or a determination by the Administrative Agent or the Required Lenders, or any combination of the foregoing, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Protected Party shall mean a Recipient which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be receive or receivable) under a Loan Document.

Projections shall have the meaning specified in Section 5.1.6(ii) [Financial Projections].

PTE shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

Qualified ECP Loan Party shall mean, in respect of any Swap Obligation of a Loan Party, each Loan Party that has total assets exceeding $10,000,000.00 on the applicable Eligibility Date or such other Loan Party as constitutes an Eligible Contract Participant and can cause another Loan Party to qualify as an Eligible Contract Participant at such time by entering into a “letter of credit or keepwell, support, or other agreement” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Ratable Share shall mean with respect to a Lender’s obligation to make Term Loans, receive payments, interest, and fees related thereto and all other matters as to a particular Lender (i) prior to the funding of the Term Loans, the proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all of the Lenders, and (ii) after the funding of the Term Loans, the proportion that such Lender’s outstanding Term Loans bears to the Term Loans of all of the Lenders, in each case subject to Section 2.9 [Defaulting Lenders].

Recipient shall mean (i) the Administrative Agent and (ii) any Lender, as applicable.

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Relevant Governmental Body shall mean the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

Relief Proceeding shall mean any case (whether voluntary or involuntary), proceeding or action in relation to any Loan Party or Material Subsidiary of a Loan Party (including, without limitation, by way of scheme of arrangement or otherwise) under any applicable bankruptcy, judicial management, insolvency, reorganization, relief of debtors legislation or other similar law now or hereafter in effect, whether for (a) a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party, (b) the appointment of a receiver, rehabilitator, receiver and manager, administrator, liquidator, assignee, custodian, trustee, sequestrator, creditor representative, conservator (or similar official, officer or fiduciary) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, (c) the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

Required Lenders shall mean Lenders (other than any Defaulting Lender) having more than fifty percent (50.00%) of the aggregate amount of the Term Loan Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Term Loan Commitments, the outstanding Term Loans of the Lenders (excluding any Defaulting Lender).

Resolution Authority shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Safety io shall mean Safety io, LLC, a Pennsylvania limited liability company.

Sanctions shall mean any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Netherlands or other relevant sanctions authority.

Sanctioned Country shall mean a country, territory or region that is, or whose government is, subject to a sanctions program maintained under any Anti-Terrorism Law or subject of Sanctions including, without limitation, currently, the Crimea Region, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic.

Sanctioned Person shall mean (i) any Person that is, or is owned or controlled by Persons that are, the subject of any Sanctions or located, organized or resident in a Sanctioned Country or (ii) any Person, group, regime, or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

Shared Services Agreement shall mean that certain Amended and Restated Shared Services Agreement, dated as of October 1, 2020, among MSAW, the Company, Globe, GMI, MTL, MIL, Safety io, MSA Safety Pittsburgh, MSA Safety Sales, Globe Manufacturing Company, LLC, Globe Cares, LLC, and Sierra Monitor Corporation.

SLL Principles shall have the meaning specified in Section 3.6.

SOFR shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

SOFR Adjustment shall mean ten (10) basis points (0.10%).

SOFR Floor shall mean a rate of interest per annum equal to zero (0) basis points (0.00%).

SOFR Reserve Percentage shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

Solvent shall mean, with respect to any Person on any date of determination, taking into account such right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in the ordinary course of business, (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged, (vi) such Person has not entered into a moratorium or standstill arrangement in relation to its Indebtedness and is not taken to have failed to comply with a statutory demand (or otherwise be presumed to be solvent by applicable law), and (vii) such Person is “solvent” within the meaning given to that term and similar terms under Laws applicable to such Person relating to fraudulent transfers and conveyances, transactions at undervalue, unfair preferences or equivalent concepts. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, or, if a different methodology is prescribed by applicable Laws, as prescribed by those Laws.

Specified Event of Default any Event of Default of type specified in Sections 8.1.1 or 8.1.12 [Events of Default].

Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Statements shall have the meaning specified in Section 5.1.6(i) [Historical Statements].

Subsidiary of any Person at any time shall mean any corporation, trust, partnership, limited liability company or other business entity of which more than fifty percent (50.00%) of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries; provided that, notwithstanding the provisions of this definition or anything else in this Agreement to the contrary, MSACL and each other Person in the MSACL Company Group shall be deemed not to be a Subsidiary, directly or indirectly, of the Company for purposes of this Agreement.

Subsidiary Equity Interests shall have the meaning specified in Section 5.1.2 [Subsidiaries and Owners; Investment Companies].

Sustainability Assurance Provider has the meaning set forth in Section 3.6.

Sustainability Structuring Agent shall mean PNC, in its capacity as the sustainability coordinator for purposes specified in Section 3.6.

Sustainability Table shall mean specified key performance indicators with respect to certain environmental, social and governance targets of the Borrower and its Subsidiaries, which shall be confirmed by the Borrower and its counsel as being consistent with the SLL Principles.

Swap Obligation shall mean, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, and the regulations thereunder.

Tax Sharing Agreement shall mean that certain Tax Sharing Agreement, dated as of September 7, 2018, among the Company and each of the subsidiaries that is or may become part of a Parent Group (as defined in that agreement).

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including any backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Term Facility Usage shall mean at any time the amount of the sum of the outstanding Term Loans.

Term Loans shall have the meaning specified in Section 2.1 [Term Loan Commitments].

Term Loan Advance shall have the meaning specified in Section 2.1 [Term Loan Commitments].

Term Loan Commitments shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.

Term Loan Commitment Period shall have the meaning specified in Section 2.1 [Term Loan Commitments].

Term SOFR Administrator shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

Term SOFR Rate shall mean, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the

Term SOFR Rate shall be deemed to be the SOFR Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.

Term SOFR Rate Loan shall mean a Loan that bears interest based on Term SOFR Rate.

Term SOFR Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 3.1.1(ii) [Term SOFR Rate Option].

Term SOFR Reference Rate shall mean the forward-looking term rate based on SOFR.

Transactions shall mean the consummation of the Division, the Merger and the Equity Sale and the related transactions thereunder.

Transfer shall mean, with respect to the Company or any Subsidiary of the Company, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Equity Interests.

Unadjusted Benchmark Replacement shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate shall have the meaning specified in Section 4.9.7 [Status of Lenders].

Withholding Agent shall mean any Loan Party and the Administrative Agent.

Write-Down and Conversion Powers shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Construction.

Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document; and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Time.

1.3 Accounting Principles; Financial Terms.

(a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2 [Negative Covenants]) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Statements referred to in Section 5.1.6(i) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would affect the computation of any of the financial covenants set forth in Section 7.2 [Negative Covenants], then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would preserve the original intent thereof, but would allow compliance therewith to be determined in accordance with the Company’s financial statements at that time, provided that, until so amended, such financial covenants shall continue to be computed in accordance with GAAP prior to such change therein. Notwithstanding anything to the contrary contained in this paragraph (a) above or in the definition of “Capital Leases,” only those leases that would constitute Capital Leases in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or prepared, as applicable, in accordance therewith; provided, that all financial statements required to be provided hereunder shall be prepared in accordance with GAAP without giving effect to the foregoing treatment of Capital Leases.

(b) All accounting and other financial terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting or other financial term used in Section 7.2 [Negative Covenants]) shall, notwithstanding anything in this Agreement to the contrary, be deemed to refer to the consolidated accounts of the Company and its consolidated subsidiaries, after giving effect to appropriate reconciliations reflecting the adjustments necessary (as determined by the Administrative Agent in its sole discretion) to eliminate the accounts of the MSACL Company Group.

1.4 Currency Calculations.

All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars, non-Dollar currencies shall be converted to Dollars on a weighted average basis in accordance with GAAP.

1.5 Reserved.

1.6 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interest at such time.

1.7 Term SOFR Notification. Section 3.4.4 [Benchmark Replacement Setting] of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor.

2	DELAYED DRAW TERM LOAN FACILITY.

2.1 Term Loan Commitments.

Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender severally agrees to make a single delayed draw term loan denominated in Dollars (the “Term Loans”) to the Borrower during the Term Loan Commitment Period (as defined below) in such principal amount as the Borrower shall request up to, but not exceeding such Lender’s Term Loan Commitment, and in the aggregate amount for all such Term Loans from the Lenders up to, but not exceeding, $250,000,000. The Term Loans shall be available in a single advance (such advance, the “Term Loan Advance”) on or after the date hereof until and through May 5, 2023 (the “Term Loan Commitment Period”). The Term Loan Commitments shall expire upon the earlier to occur of (i) the making of the Term Loan Advance and (ii) the last day of the Term Loan Commitment Period (or if such day is not a Business Day, the immediately preceding Business Day) (such earlier date, the “Commitment Expiry Date”).

2.2 Loan Requests.

Except as otherwise provided herein, the Borrower may (a) during the Term Loan Commitment Period request the Term Loan Lenders to make the single Term Loan Advance and (b) from time to time after the making of the Term Loan Advance, if applicable, convert or renew any portion of the Term Loans bearing interest at a certain Interest Rate Option to another Interest Rate Option, in each case by delivery to the Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Term Loans to which the Term SOFR Rate Option applies or the conversion to or the renewal of the Term SOFR Rate Option for any Term Loans, and (ii) on the same Business Day of the proposed Borrowing Date with respect to the making of a Term Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Term Loan, of a duly completed request therefor substantially in the form of Exhibit 2.2 or a request by telephone immediately confirmed in writing by letter, facsimile or other electronic communication in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (A) the proposed Borrowing Date, (B) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which amount shall be in integral multiples of $1,000,000.00 and not less than $5,000,000.00 for each Borrowing Tranche under the Term SOFR Rate Option, and in integral multiples of $500,000.00 and not less than the lesser of $1,000,000.00 or the maximum amount available for each Borrowing Tranche under the Base Rate Option, (C) whether the Term SOFR Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche and (D) in the case of a Borrowing Tranche to which the Term SOFR Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

2.3 Commitment Fees.

Accruing from the date hereof until and including the Commitment Expiry Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender, according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate per annum (computed on the basis of a year of three hundred sixty five (365) or three hundred sixty six (366) days, as the case may be, and actual days elapsed) multiplied by the daily balance of the aggregate amount of the Term Loan Commitments; provided, however, that any Commitment Fee accrued with respect to the Term Loan Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and, provided, further, that no Commitment Fee shall accrue with respect to the Term Loan Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date in Dollars.

2.4 Nature of Lenders’ Obligations with Respect to Term Loans; Nature of Term Loan Commitments.

The obligations of each Lender to make its Term Loan to the Borrower shall be in the proportion that such Lender’s Term Loan Commitment bears to the aggregate Term Loan Commitments of all Lenders, but each Lender’s Term Loan to the Borrower shall not exceed its individual Term Loan Commitment. The failure of any Lender to make its Term Loan to the Borrower shall not relieve any other Lender of its obligations to make the Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Commitment Expiry Date. The Term Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under Section 2.1 [Term Loan Commitments].

2.5 Making Term Loans; Presumptions by the Administrative Agent; Amortization and Repayment of Term Loans.

2.5.1 Making Term Loans.

The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.2 [Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrower, and the apportionment among the Lenders of the requested Loans as determined by the Administrative Agent in accordance with Section 2.4 [Nature of Lenders’ Obligations with Respect to Term Loans, Etc.]. Each Lender shall remit the principal amount of the Term Loan in Dollars to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 6 [Conditions of Lending], fund the Term Loans to the Borrower in Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds, the Term Loan of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.5.2 [Presumptions by the Administrative Agent].

2.5.2 Presumptions by the Administrative Agent.

Unless the Administrative Agent shall have received notice from a Lender prior to the proposed Borrowing Date of the Term Loans that such Lender will not make available to the Administrative Agent such Lender’s share of the Term Loans, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.5.1 [Making Term Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Term Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the Term Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Term Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.5.3 Amortization and Repayment of Term Loans.

Quarterly amortization of the Term Loan shall commence on the first Payment Date occurring after the first full quarter that follows the end of the Term Loan Commitment Period, and shall continue on each Payment Date thereafter until the Maturity Date. Each such quarterly amortization payment shall equal 2.50% of the aggregate principal amount of the Term Loan Advance, with the remaining principal balance of the Term Loans due and payable in full on the Maturity Date.

2.6 Notes.

The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Term Loan made to it by each Lender, together with interest thereon, shall, at the option of such Lender, be evidenced by a term Note dated the Closing Date payable to such Lender and its registered assigns in a face amount equal to the Term Loan Commitment of such Lender.

2.7 Use of Proceeds.

The proceeds of the Term Loans shall be used to [(a)] repay a portion of the borrowings made under the Existing PNC Credit Agreement, which borrowings were made to fund (i) a capital contribution to MSACL, in an amount equal to the fair market value of the assets and liabilities of MSACL allocated to MSA Newco in connection with the Division and the Merger, and (ii) a capital contribution to MSACL in preparation for the Equity Sale [and (b) pay fees and expenses in connection with the transactions contemplated hereby].

2.8 Reserved.

2.9 Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees]; and

(ii) the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii)

shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby.

2.10 Reserved.

2.11 Designated Lenders.

Notwithstanding anything herein to the contrary, each of the Administrative Agent and each Lender at its option may make its Term Loan or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of the Borrower to repay the Term Loans in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that in the case of an Affiliate or branch of a Lender, all provisions applicable to a Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender. For purposes of this Section 2.11, “Lending Office” shall mean, as to the Administrative Agent or any Lender, the office or offices of such Person described as such in such Person’s administrative questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

3	INTEREST RATES

3.1 Interest Rate Options.

The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Term SOFR Rate Option specified below applicable to the Terms Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than five (5) Borrowing Tranches in the aggregate among all of the Loans (including a Borrowing Tranche to which the Base Rate Option applies); and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the Term SOFR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Term SOFR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 4.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. Notwithstanding any provisions to the contrary contained in this Agreement or any other Loan Document, the Borrower shall not be required to pay, and the Lenders shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable Law (“Excess Interest”). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then, in such event: (1) the provisions of this subsection shall govern and control; (2) the Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that the Lenders may have received hereunder shall be, at the option of the Required Lenders, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by Law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rates provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable Law, and this Agreement and the other Loan Documents shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (5) the Borrower shall have no action against the Administrative Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest (other than to enforce this Section 3.1 [Interest Rate Options]).

3.1.1 Interest Rate Options.

The Borrower shall have the right to select from the following Interest Rate Options applicable to the Loans:

(i) Base Rate Option: A fluctuating rate per annum applicable to Loans (computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Term SOFR Rate Option: A rate per annum (computed on the basis of a year of three hundred sixty (360) days and actual days elapsed) equal to the Adjusted Term SOFR Rate as determined for each applicable Interest Period plus the Applicable Margin.

3.1.2 Conforming Changes Relating to Term SOFR Rate.

With respect to the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, the Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

3.1.3 Rate Quotations.

The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

3.2 Interest Periods.

At any time when the Borrower shall select, convert to or renew a Term SOFR Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Term SOFR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term SOFR Rate Option:

3.2.1 Amount of Borrowing Tranche.

Each Borrowing Tranche of Loans under the Term SOFR Rate Option shall be in integral multiples of, and not less than, the respective amounts specified in Section 2.2 [Loan Requests]; and

3.2.2 Renewals.

In the case of the renewal of a Term SOFR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

3.3 Interest After Default.

To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

3.3.1 Interest Rate.

The rate of interest for each Loan otherwise applicable pursuant to Section 3.1 [Interest Rate Options] shall be increased by two percent (2.00%) per annum;

3.3.2 Reserved.

3.3.3 Other Obligations.

Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional two percent (2.00%) per annum from the time such Obligation becomes due and payable and until it is Paid in Full; and

3.3.4 Acknowledgment.

The Borrower acknowledges that the increase in rates referred to in this Section 3.3 [Interest After Default] reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

3.4 Term SOFR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

3.4.1 Unascertainable; Increased Costs.

If, on or prior to the first day of an Interest Period:

(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Term SOFR Rate cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to the Term SOFR Rate (including, without limitation, changes in national or international financial, political or economic conditions), or

(ii) any Lender determines that for any reason in connection with any request for a Term SOFR Rate Loan or a conversion thereto or a continuation thereof that the Term SOFR Rate for any requested Interest Period with respect to a proposed Term SOFR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan, and such Lender has provided notice of such determination to the Administrative Agent, then, in the case of clauses (i) and (ii) above, the Administrative Agent shall have the rights specified in Section 3.4.3 [Administrative Agent’s and Lender’s Rights].

3.4.2 Illegality.

If at any time any Lender shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Term SOFR Rate Loan, or the determination or charging of interest rates based on the Term SOFR Rate, has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 3.4.3 [Administrative Agent’s and Lender’s Rights]

3.4.3 Administrative Agent’s and Lender’s Rights.

In the case of any event specified in Section 3.4.1 [Unascertainable; Increased Costs] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 3.4.2 [Illegality] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Term SOFR Rate Loan shall be suspended (to the extent of the affected Term SOFR Rate Loan or Interest Periods) until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 3.4.1 [Unascertainable; Increased Costs] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Term SOFR Rate Option and the Term SOFR Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 3.4.2 [Illegality], the Borrower shall, subject to the Borrower’ indemnification Obligations under Section 4.10 [Indemnity], as to any Loan of the Lender to which a Term SOFR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 4.6 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

3.4.4 Benchmark Replacement Setting.

3.4.4.1 Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

3.4.4.2 Reserved.

3.4.4.3 Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

3.4.4.4 Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.4.4.5 [Unavailability of Tenor or Benchmark] and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section.

3.4.4.5 Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

3.4.4.6 Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Loan bearing interest based on the Term SOFR Rate, conversion to or continuation of Loans bearing interest based on the Term SOFR Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of, or conversion to, Loans bearing interest under the Base Rate Option. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

3.5 Selection of Interest Rate Options.

If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Term SOFR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base

Rate Option commencing upon the last day of the existing Interest Period. If the Borrower provides any Loan Request related to a Loan at the Term SOFR Rate Option but fails to identify an Interest Period therefor, such Loan Request shall be deemed to request an Interest Period of one (1) month. Any Loan Request that fails to select an Interest Rate Option shall be deemed to be a request for the Base Rate Option.

3.6 Sustainability Adjustments.

(a) The parties hereto acknowledge that the Sustainability Targets have not been determined and agreed as of the date of this Agreement and that Schedule 3.6 therefore has been intentionally left blank. The Borrower may, at any time following the Closing Date, submit a request in writing to the Administrative Agent that this Agreement be amended to include the Sustainability Targets and other related provisions (including without limitation those provisions described in this Section 3.6), to be mutually agreed among the parties hereto in accordance with this Section 3.6 and Section 10.1 (such amendment, the “ESG Amendment”). Such request shall be accompanied by the proposed Sustainability Targets as prepared by the Borrower in consultation with the Sustainability Structuring Agent and devised with assistance from the Sustainability Assurance Provider (defined below), which shall be included as Schedule 3.6 (the “Sustainability Table”). The proposed ESG Amendment shall also include the ESG Pricing Provisions (defined below) and identify a sustainability assurance provider, provided that any such sustainability assurance provider shall be a qualified external reviewer, independent of the Borrower and its Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing (the “Sustainability Assurance Provider”).

(b) If requested by the Borrower, the Administrative Agent, the Sustainability Structuring Agent and the Borrower shall in good faith enter into discussions to reach an agreement in respect of the proposed Sustainability Targets and Sustainability Assurance Provider, and any proposed incentives and penalties for compliance and noncompliance, respectively, with the Sustainability Targets, including any adjustments to the Applicable Margin and/or Applicable Commitment Fee Rate (such provisions, collectively, the “ESG Pricing Provisions”); provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or an increase of more than (a) 0.01% per annum in the Applicable Commitment Fee Rate and/or (b) 0.05% per annum in the Applicable Margin for any Interest Rate Option during any calendar year, which pricing adjustments shall be applied in accordance with the terms as further described in the ESG Pricing Provisions; provided further that (i) in no event shall the Applicable Margin or the Applicable Commitment Fee Rate be less than 0.00% at any time and (ii) for the avoidance of doubt, such pricing adjustments shall not be cumulative year-over-year, and each applicable adjustment shall only apply until the date on which the next adjustment is due to take place. The Borrower agrees and confirms that the ESG Pricing Provisions shall follow the Sustainability Linked Loan Principles, as published in May 2021, and as may be updated, revised or amended from time to time by the Loan Market Association and the Loan Syndications & Trading Association (the “SLL Principles”).

(c) An ESG Amendment (including the ESG Pricing Provisions) will become effective on or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document, so long as the Administrative Agent has not received, by such time, written notice of objection to such ESG Amendment from Lenders comprising the Required Lenders. In the event that the Lenders comprising the Required Lenders deliver a written notice objecting to any such ESG Amendment, an alternative ESG Amendment may be implemented with the consent of the Lenders comprising the Required Lenders and the Borrower.

(d) Following the effectiveness of the ESG Amendment, any amendment or other modification to the ESG Pricing Provisions which does not have the effect of reducing the Applicable Margin or the Applicable Commitment Fee Rate to a level not otherwise permitted by this Section 3.6 shall be subject only to the consent of the Required Lenders.

4 PAYMENTS

4.1 Payments.

All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the ratable accounts of the Lenders with respect to the Term Loans in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders, as applicable, in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Term Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated”. All payments of principal and interest made in respect of the Loans must be repaid in Dollars.

4.2 Pro Rata Treatment of Lenders.

The borrowing of Term Loans, if applicable, shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest and Commitment Fees (but excluding the Administrative Agent’s Fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 3.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 3.4 [Term SOFR Rate Unascertainable; Etc.], Section 4.6.2 [Replacement of a Lender] or Section 4.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest and Commitment Fees, as specified in this Agreement.

4.3 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii) the provisions of this Section 4.3 [Sharing of Payments by Lenders] shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 4.3 [Sharing of Payments by Lenders] shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

4.4 Presumptions by Administrative Agent.

Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

4.5 Interest Payment Dates.

Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the Term SOFR Rate Option applies shall be due and payable on the last day of each Interest Period and, if such Interest Period is longer than three (3) months, also on the 90th day of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Maturity Date, upon acceleration or otherwise).

4.6 Voluntary Prepayments.

4.6.1 Right to Prepay.

The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.6.2 [Replacement of a Lender] below or in Section 4.8 [Increased Costs] and Section 4.10 [Indemnity]. Whenever the Borrower desires to prepay any part of the Loans, the Borrower shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Loans, setting forth the following information:

(w) the Borrower making the prepayment;

(x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(y) a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the Term SOFR Rate Option applies; and

(z) the total principal amount of such prepayment, which shall be in integral multiples of $1,000,000.00 and not less than $5,000,000.00 for each Borrowing Tranche to which the Term SOFR Rate Option applies and in integral multiples of $1,000,000.00 and not less than the lesser of $5,000,000.00 or the outstanding principal amount of Loans to which the Base Rate Option applies .

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All prepayments permitted pursuant to this Section 4.6.1 shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of maturities. Except as provided in Section 3.4.3 [Administrative Agent’s and Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Term Loans to which the Base Rate Option applies, then to Term Loans to which the Term SOFR Rate Option applies. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 4.10 [Indemnity].

4.6.2 Replacement of a Lender.

In the event any Lender (i) gives notice under Section 3.4 [Term SOFR Rate Unascertainable, Etc.], (ii) requests compensation under Section 4.8 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 4.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 10.1 [Modifications, Amendments or Waivers] then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.8 [Successors and Assigns]), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.8 [Successors and Assigns];

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 4.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 4.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

4.6.3 Designation of a Different Lending Office.

If any Lender requests compensation under Section 4.8 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 4.9 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.8 [Increased Costs] or Section 4.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

4.7 Reserved.

4.8 Increased Costs.

4.8.1 Increased Costs Generally.

If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Term SOFR Rate);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the Relevant Interbank Market or other applicable offshore market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

4.8.2 Capital Requirements.

If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

4.8.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.

Each Recipient agrees that any claim made for amounts payable under this Section 4.8 [Increased Costs] shall be determined by such Recipient in good faith (and not on an arbitrary or capricious basis). A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Sections 4.8.1 [Increased Costs Generally] or 4.8.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

4.8.4 Delay in Requests.

Failure or delay on the part of any Lender to demand compensation pursuant to this Section 4.8 [Increased Costs] shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 4.8 [Increased Costs] for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

4.9 Taxes.

4.9.1 Defined Terms and Application.

For purposes of this Section 4.9 [Taxes], the term “applicable Law” includes FATCA.

4.9.2 Payments Free of Taxes.

Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

4.9.3 Payment of Other Taxes by the Loan Parties.

The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

4.9.4 Indemnification by the Loan Parties.

The Loan Parties shall jointly and severally indemnify each Recipient, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

4.9.5 Indemnification by the Lenders.

Each Lender shall severally indemnify the Administrative Agent, within thirty (30) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.9.5 [Indemnification by the Lenders].

4.9.6 Evidence of Payments.

As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 4.9 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

4.9.7 Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.9.7(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate successor form), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate successor form), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 4.9.7(A) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate successor form); or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 4.9.7(B) or Exhibit 4.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 4.9.7(D) on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

4.9.8 Treatment of Certain Refunds.

If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 4.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 4.9.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

4.9.9 Survival.

Each party’s obligations under this Section 4.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

4.10 Indemnity.

In addition to the compensation or payments required by Section 4.8 [Increased Costs] or Section 4.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (excluding any anticipated profits, but including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i) payment, prepayment, conversion or renewal of any Loan to which a Term SOFR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.2 [Loan Requests] or Section 3.2 [Interest Periods] or notice relating to prepayments under Section 4.6 [Voluntary Prepayments], or

(iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender thirty (30) days after such notice is given.

5 REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties.

The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

5.1.1 Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default.

Each Loan Party and each Subsidiary of each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing (or its equivalent, to the extent such concept is applicable in the relevant jurisdiction) under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) except where the failure to do so would not constitute a Material Adverse Change, is duly licensed or qualified and in good standing (or its equivalent, to the extent such concept is applicable in the relevant jurisdiction) in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, (iv) has full power to enter into, execute, deliver and carry out this Agreement, the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (including Environmental Laws) applicable to it except where the failure to do so would not constitute a Material Adverse Change, and (vi) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens and except for such defects in title as could not reasonably be expected to constitute a Material Adverse Change. No Event of Default or Potential Default exists or is continuing.

5.1.2 Subsidiaries and Owners; Investment Companies.

Schedule 5.1.2 states, as of the Closing Date (i) the name of each of the Company’s Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the “Subsidiary Equity Interests”), (ii) the name of each holder of an equity interest in each such Subsidiary, the amount, percentage and type of such equity interest, and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) or (iii). The Company and each Subsidiary of the Company has good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien (other than Permitted Liens or, in the case of any Foreign Subsidiary, any restriction imposed by local Law) and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable. None of the Loan Parties or Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940.

5.1.3 Validity and Binding Effect.

This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by the applicable Loan Party or Loan Parties party thereto, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

5.1.4 No Conflict; Material Agreements; Consents.

Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will (i) contravene or breach any of the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party, (ii) contravene or violate any Law to which any Loan Party or any of its Subsidiaries is subject or (iii) constitute a default under or result in a breach of any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property of any Loan Party or any of its Subsidiaries. There is no default under such material agreement (referred to above) and none of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably be expected to result in a Material Adverse Change. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents other than those obtained and in full force and effect.

5.1.5 Litigation.

Except as disclosed in the Company’s Annual Reports or Quarterly Reports filed with the Securities and Exchange Commission prior to the Closing Date, which documents are filed for public availability on the EDGAR website, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in a Material Adverse Change.

5.1.6 Financial Statements.

(i) Historical Statements. The Company has delivered to the Administrative Agent copies of (A) its audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 2021 and (B) its unaudited consolidated quarter-end financial statements for and as of the quarter and nine months ended September 30, 2022 (such annual and quarterly statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by the Company’s management, are correct and complete in all material respects and fairly represent in all material respects the consolidated financial condition of the Company and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to the absence of footnotes required by GAAP and normal year-end audit adjustments.

(ii) Financial Projections. The Company has delivered to the Administrative Agent projected consolidated statements of income and cash flows of the Company for the period from January 1, 2022 through December 31, 2025 derived from various assumptions of the Company’s management (the “Projections”). The Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Loan Parties’ management, it being understood that (i) such projections are not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and (ii) no assurance can be given that any particular financial projections will be realized, actual results during the period(s) covered by any such projections may differ from the projected results, and such differences may be material.

(iii) Absence of Material Adverse Change. Since December 31, 2021, no Material Adverse Change has occurred.

5.1.7 Margin Stock.

None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than twenty five percent (25.00%) of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

5.1.8 Full Disclosure.

Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith (other than the Projections and information of a general and economic nature or industry-specific nature), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

5.1.9 Taxes.

All federal, state, local and other material income tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

5.1.10 Patents, Trademarks, Copyrights, Licenses, Etc.

Each Loan Party and each Subsidiary of each Loan Party owns or possesses all material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.

5.1.11 Insurance.

The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary, subject to customary deductibles and self-insurance retention programs, in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries.

5.1.12 ERISA Compliance.

(i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(ii) Except as disclosed in Schedule 5.1.12, (a) no ERISA Event has occurred or is reasonably expected to occur; (b) no Pension Plan has any unfunded pension liability (i.e. excess of benefit liabilities over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan for the applicable plan year); (c) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (d) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (e) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(iii) Each Foreign Plan is duly registered under all applicable Laws which require registration and are approved for tax purposes by the relevant tax authorities in the jurisdiction in which such Foreign Plans are registered. Each Loan Party and any Subsidiary thereof have complied with and performed all of its obligations under and in respect of the Foreign Plans under the terms thereof, any funding agreements and all applicable Laws (including any fiduciary, funding, investment and administration obligations) except to the extent as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change. All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Foreign Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable Laws except to the extent the failure to do so, either individually or in the agreement, would not reasonably be expected to have a Material Adverse Change. There are no outstanding actions or suits concerning the assets of the Foreign Plans. Each of the Foreign Plans is fully funded on an ongoing basis (using actuarial methods and assumptions as of the date of the valuations last filed with the applicable Official Bodies and that are consistent with generally accepted actuarial principles).

(iv) With respect to each Foreign Plan, (a) none of the Borrower, any Subsidiary of the Borrower or any Loan Party or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Borrower, any Subsidiary of the Borrower or any Loan Party, directly or indirectly, to any tax or civil penalty, and (b) no Foreign Benefit Event has occurred and none of the Borrower, any Subsidiary of the Borrower or any Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in a Foreign Benefit Event.

5.1.13 Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to the Administrative Agent and the Lenders for the Borrower that is a Legal Entity Customer on or prior to the Closing Date, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the Closing Date and as of the date any such update is delivered. The Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is a Loan Document.

5.1.14 Senior Debt Status.

The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreements and each of the other Loan Documents to which any Loan Party is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens.

5.1.15 Solvency.

Before and after giving effect to the initial Loans hereunder, the Loan Parties, taken as a whole, are Solvent.

5.1.16 Anti-Terrorism Laws.

(i) No Covered Entity is a Sanctioned Person, (ii) no Covered Entity, either in its own right or, to its knowledge, through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law and (iii) the Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Terrorism Laws and applicable sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company its directors and agents, are in compliance with Anti-Terrorism Laws and applicable sanctions in all material respects.

5.1.17 Affected Financial Institution.

No Loan Party is an Affected Financial Institution.

6 CONDITIONS OF LENDING

The obligation of each Lender to make the single advance of its Term Loan hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of such Term Loan and to the satisfaction of the following further conditions:

6.1.1 Deliveries.

On the Closing Date or such later date as agreed to by the Administrative Agent, the Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) a closing certificate of the Company signed by an Authorized Officer as to (i) accuracy in all material respects (or with respect to representations and warranties subject to a materiality qualifier, in all respects) of representations and warranties contained in the Loan Documents made by the Loan Parties, (ii) compliance with covenants under the Loan Documents, and (iii) absence of an Event of Default or Potential Default;

(ii) a certificate dated the Closing Date and signed by an Authorized Officer, of each Loan Party, certifying as appropriate as to: (a) all action taken by such Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents on behalf of such Loan Party and their true signatures; and (c) copies of its organizational or constitutional documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials, certified not more than thirty (30) days prior to the Closing Date, as to the formation, incorporation, continued existence and good standing of such Loan Party (or its equivalent, to the extent such concept is applicable in the relevant jurisdiction) in such Loan Party’s jurisdiction of organization, formation or incorporation (as applicable);

(iii) this Agreement and each of the other Loan Documents signed by an Authorized Officer;

(iv) written opinion(s) of counsel for the Loan Parties under Pennsylvania, Delaware and Nevada law, dated the Closing Date for the benefit of the Administrative Agent and each Lender and in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(v) financial projections of the Company and its Subsidiaries for fiscal year 2022 through fiscal year 2025, in form and substance acceptable to the Administrative Agent;

(vi) evidence, in form and substance reasonably satisfactory to the Administrative Agent, that all regulatory approvals and licenses have been received with respect to, and the absence of any legal or regulatory prohibitions or restrictions to the execution of and performance under the Loan Documents by the Loan Parties;

(vii) Lien searches in acceptable scope and with results to the reasonable satisfaction of the Administrative Agent;

(viii) a Compliance Certificate, dated as of the Closing Date (the “Closing Date Compliance Certificate”), demonstrating compliance with the covenant contained in Section 7.2.14 [Minimum Fixed Charges Coverage Ratio] and pro forma compliance with the covenant contained in Section 7.2.16 [Maximum Net Leverage Ratio], each as of September 30, 2022;

(ix) evidence that there is no litigation, investigation or proceeding before or by any arbitrator or Official Body which is continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (1) in connection with this

Agreement and the other Loan Documents or (2) which could reasonably be expected to result in a Material Adverse Change;

(x) an executed Certificate of Beneficial Ownership for each Legal Entity Customer and such other documentation and information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(xi) an executed consent under, or amendment to, (a) the 2010 Note Purchase Agreement in a form satisfactory to the Administrative Agent and (b) the Second Amended and Restated Master Note Facility, dated as of July 1, 2021, with NYL Investors LLC; in each case such consent or amendment covering the Transactions;

(xii) (A) the fully executed Plan of Division, Merger Agreement, and Membership Interest Purchase Agreement, together with such related diligence and documentation as the Administrative Agent shall require in its sole discretion, to include, without limitation, (a) asset valuation information, (b) liability estimates, and (iii) diligence regarding the separateness of MSACL upon consummation of the sale of the Equity Sale, (B) evidence of the consummation of the Division and the Merger and (C) evidence that the Equity Sale shall have been consummated on the Closing Date prior to the effectiveness of this Agreement in accordance with the terms of the Membership Interest Purchase Agreement without alteration, amendment or other change, supplement or modification of the Membership Interest Purchase Agreement except for waivers of conditions that are not material or adverse to the Lenders or as otherwise approved in writing by the Required Lenders;

(xiii) an executed copy of a consent or amendment to the Existing PNC Credit Agreement permitting the Transactions;

(xiv) a copy of the organizational structure chart for the Loan Parties and their Subsidiaries, as in effect on the Closing Date and after giving effect to the Transactions; and

(xv) such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

6.1.2 Payment of Fees.

The Borrower shall have paid all fees payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.

6.1.3 Representations and Warranties; No Event of Default; Etc.

At the time of making Term Loans and after giving effect thereto: (i) the representations and warranties of the Loan Parties shall then be true and correct in all material respects (without duplication of any materiality qualifier contained therein) except (a) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date and (b) for purposes of this Section 6.1.3, the representations and warranties contained in Sections 5.1.6(i) [Historical Statements] and 5.1.6(iii) [Absence of Material Adverse Change] shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.3.1 [Quarterly Financial Statements] and 7.3.2 [Annual Financial Statements], respectively; (ii) no Event of Default or Potential Default shall have occurred and be continuing; (iii) the making of the Term Loans shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and (iv) the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request.

Without limiting the generality of the provisions of the last paragraph of Section 9.3, for purposes of determining compliance with the conditions specified in this Section 6, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

7 COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment in Full, the Loan Parties shall comply at all times with the following covenants:

7.1 Affirmative Covenants.

7.1.1 Preservation of Existence, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, partnership or limited liability company, as the case may be, and its license or qualification and good standing (or its equivalent, to the extent such concept is applicable in the relevant jurisdiction) in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 7.2.5 [Liquidations, Mergers, Consolidations, Acquisitions] and except, in the case of good standing (or its equivalent, to the extent such concept is applicable in the relevant jurisdiction), where such failure could not reasonably be expected to result in a Material Adverse Change.

7.1.2 Payment of Liabilities, Including Taxes, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that (i) such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made or (ii) the failure to pay any such liability would not constitute an Event of Default and would not reasonably be expected to result in a Material Adverse Change.

7.1.3 Maintenance of Insurance.

Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent deemed prudent by the Company’s board of directors.

7.1.4 Maintenance of Properties and Leases.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties necessary to operate its business, and from time to time, such Loan Party or Subsidiary will make or cause to be made all appropriate repairs, renewals or replacements thereof, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

7.1.5 Visitation Rights.

Subject to (y) the rights of tenants and (z) applicable health and safety laws, and except to the extent disclosure could reasonably be expected to contravene attorney client privilege or similar protection or violate any confidentiality or privacy obligation or otherwise contravene applicable Law, each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection; provided, further, that (i) absent an Event of Default, the Loan Parties shall only be required to pay for one (1) such visit and inspection in any twelve (12) month period and (ii) when an Event of Default exists the Administrative Agent or any Lender (or any of their representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours without advance notice. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

7.1.6 Keeping of Records and Books of Account.

The Company shall, and shall cause each Subsidiary of the Company to, maintain and keep proper books of record and account which enable the Company and its Subsidiaries to issue consolidated financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Company or any

Subsidiary of the Company, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

7.1.7 Compliance with Laws; Use of Proceeds.

Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 7.1.7 [Compliance with Laws; Use of Proceeds] if any failure to comply with any Law would not reasonably be expected to result in a Material Adverse Change. The Loan Parties will use the proceeds of the Loans only in accordance with Section 2.7 [Use of Proceeds] and as permitted by applicable Law.

7.1.8 Further Assurances.

Each Loan Party shall, from time to time, at its expense, do such other acts and things as the Administrative Agent may reasonably request from time to time in order to exercise and enforce its rights and remedies hereunder.

7.1.9 Anti-Terrorism Laws.

None of the Loan Parties (i) is or shall be a Person with whom any Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) shall, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture or other Person that is, or for the benefit of a Person that is, such a Person referred to in clause (i), or engage in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) is or shall be, directly or indirectly, engaged in any activity that would otherwise result in a violation of any Anti-Terrorism Law by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise). The Loan Parties shall provide to the Lenders any certifications or information that a Lender requests to confirm compliance by the Loan Parties with Anti-Terrorism Laws. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Terrorism Laws.

7.1.10 Keepwell.

Each Qualified ECP Loan Party hereby jointly and severally absolutely, unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each non-Qualified ECP Loan Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection) and (b) undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party in order for such Loan Party to honor its guaranty obligations under this Agreement, or other Loan Documents, in each case, in respect of Swap Obligations of a Loan Party (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 7.1.10 [Keepwell] for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.1.10 [Keepwell], or otherwise under this Agreement or any Loan Document, as it relates to such other Loan Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 7.1.10 [Keepwell] shall remain in full force and effect until performance in full of the Obligations and termination of this Agreement and the other Loan Documents. The Qualified ECP Loan Parties intend that this Section 7.1.10 [Keepwell] constitutes, and this Section 7.1.10 [Keepwell] shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

7.1.11 Most Favored Lender.

(i) If at any time after the Closing Date the 2010 Note Purchase Agreement, the Existing PNC Credit Agreement or any other agreement evidencing any Material Indebtedness shall include any financial covenant, undertaking, restriction, event of default or other provision (or any thereof shall be amended or otherwise modified) that provides for limitations on or measures of indebtedness, interest expense, fixed charges, net worth, stockholders’ equity or total assets, changes in control of the Company or transfers of interests in assets of the Company or any Subsidiary (however expressed and whether stated as a ratio, as a fixed threshold, as an event of default or otherwise) and such covenant, undertaking, restriction, event of default or provision is not contained in this Agreement or would be more beneficial to the Lenders than any analogous covenant, undertaking, restriction, event of default or provision contained in this Agreement (any such covenant, undertaking, restriction, event of default or provision, an “Additional Covenant”), then the Borrower shall provide a Most Favored Lender Notice to the Administrative Agent. Thereupon, unless waived in writing by the Required Lenders within five (5) Business Days of receipt of such notice, such Additional Covenant (including any associated cure period) shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, without any further action required on the part of any Person, effective as of the date when such Additional Covenant became effective under the 2010 Note Purchase Agreement, the Existing PNC Credit Agreement or such other agreement evidencing any Material Indebtedness, as applicable. Thereafter, upon the request of the Administrative Agent, the Borrower shall enter into any additional agreement or amendment to this Agreement reasonably requested by the Administrative Agent evidencing any of the foregoing.

(ii) Any Additional Covenant (including any associated cure period) incorporated into this Agreement pursuant to this Section 7.1.11 [Most Favored Lender] (herein referred to as an “Incorporated Covenant”) (i) shall be deemed automatically amended herein to reflect any subsequent amendments made to such Additional Covenant (including any associated cure period) under the 2010 Note Purchase Agreement, the Existing PNC Credit Agreement or such other agreement evidencing any Material Indebtedness, as applicable; provided that if any Potential Default or an Event of Default then exists (including in respect of such Incorporated Covenant) and the amendment of such Additional Covenant would result in such Additional Covenant being less restrictive on the Borrower, such Incorporated Covenant shall only be deemed automatically amended at such time as no Potential Default or Event of Default then exists) and (ii) shall be deemed automatically deleted from this Agreement at such time as such Additional Covenant is deleted or otherwise removed from the 2010 Note Purchase Agreement, the Existing PNC Credit Agreement or such other agreement evidencing any Material

Indebtedness, as applicable, or the 2010 Note Purchase Agreement, the Existing PNC Credit Agreement or such other agreement evidencing any Material Indebtedness, as applicable, shall have been terminated, all commitments thereunder cancelled and all liabilities existing thereunder paid in full (other than unasserted contingent liabilities and obligations); provided that, if a Potential Default or an Event of Default then exists (including in respect of such Incorporated Covenant), such Incorporated Covenant shall only be deemed automatically deleted from this Agreement at such time as no Potential Default or Event of Default then exists. Upon the request of the Borrower, the Administrative Agent and the Lenders shall (at the Borrower’s sole cost and expense) enter into any additional agreement or amendment to this Agreement requested by the Borrower evidencing the amendment or deletion of any such Incorporated Covenant in accordance with the terms hereof. If any Person party to the 2010 Note Purchase Agreement, the Existing PNC Credit Agreement or such other agreement evidencing any Material Indebtedness receives any remuneration, fee or other compensation as consideration for any amendment, waiver, modification, deletion or termination of any Additional Covenant that constitutes an Incorporated Covenant hereunder, such amendment, waiver, modification, deletion or termination shall not become effective under this Agreement unless the Administrative Agent and the Lenders shall have received equivalent remuneration, fees or other compensation.

(iii) For the avoidance of doubt, all of the existing financial covenants in Section 7.2.14 [Minimum Fixed Charges Coverage Ratio] and Section 7.2.16 [Maximum Net Leverage Ratio] as of the date of this Agreement shall remain in this Agreement regardless of whether any Additional Covenants are incorporated into this Agreement. Notwithstanding anything contained in this Section 7.1.11 [Most Favored Lender], in no event shall an Incorporated Covenant amend or modify any financial covenant or other provision otherwise set forth herein (excluding any Incorporated Covenant added by operation of this Section 7.1.11 [Most Favored Lender]) to make such provision less restrictive as to the Company or any Subsidiary than the corresponding provision set forth in this Agreement, as amended from time to time (without giving effect to this Section 7.1.11 [Most Favored Lender]).

7.1.12 Certificate of Beneficial Ownership and Other Additional Information.

Each Loan Party shall, and shall cause each of its Subsidiaries to, provide to the Administrative Agent and the Lenders: (i) notice of any change in the information provided in any Certificate of Beneficial Ownership that would result in a change to the list of beneficial owners identified in such certification (and, in such case, shall provide a new Certificate of Beneficial Ownership reflecting such change), and (ii) such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations and the Beneficial Ownership Regulation).

7.2 Negative Covenants.

7.2.1 Indebtedness.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness under the Loan Documents;

(ii) Existing Indebtedness as set forth on Schedule 7.2.1 (including any extensions, refinancings or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof that would otherwise be materially less favorable to the Loan Parties and their Subsidiaries, taken as a whole (other than fees, expenses, interest accrual and premiums incurred in connection with any such refinancing);

(iii) Indebtedness under (a) the 2010 Note Purchase Agreement and the Notes (as defined in the 2010 Note Purchase Agreement (other than the Shelf Notes (as defined in the 2010 Note Purchase Agreement))) in an aggregate principal amount not to exceed the principal amount outstanding on the Closing Date (but not including the Private Shelf Facility in the 2010 Note Purchase Agreement) and the 2010 Note Purchase Agreement Guarantees and (b) the Existing PNC Credit Agreement in an aggregate principal amount not to exceed the Revolving Credit Commitments (as defined therein) thereunder (as such Revolving Credit Commitments exist on the Closing Date, plus any increase to the Revolving Credit Commitments permitted by Section 2.6 of the Existing PNC Credit Agreement), in each case as the same may be extended, renewed or refinanced;

(iv) Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement;

(v) Indebtedness of a Loan Party to any Excluded Subsidiary, provided such Indebtedness to Excluded Subsidiaries does not exceed $300,000,000.00 in the aggregate for all such Indebtedness to all Excluded Subsidiaries at any time outstanding;

(vi) Indebtedness incurred with respect to Purchase Money Security Interests and Capital Leases;

(vii) Any (a) Currency Agreement, (b) Lender Provided Interest Rate Hedge or Lender Provided Commodity Hedge, (c) Interest Rate Hedge approved by the Administrative Agent or (d) Indebtedness under any Other Lender Provided Financial Services Product; provided, however, the Loan Parties and their Subsidiaries shall enter into any Currency Agreement, Lender Provided Interest Rate Hedge, Lender Provided Commodity Hedge or any other Interest Rate Hedge only for hedging (rather than speculative) purposes;

(viii) Indebtedness of an Excluded Subsidiary to an Excluded Subsidiary;

(ix) Guaranties permitted by Section 7.2.3 [Guaranties] and transactions permitted by Section 7.2.4 [Loans and Investments];

(x) [Reserved];

(xi) Any Indebtedness not otherwise permitted in items (i) through (x) above which does not exceed $20,000,000.00 in the aggregate at any time outstanding, provided that the documentation relating to such Indebtedness does not result in covenants materially more restrictive, taken as a whole, on the Loan Parties than those set forth in the Loan

Documents and provided further that such Indebtedness shall only be permitted to be secured as and to the extent permitted under clause (xiii) under the definition of “Permitted Liens” in Section 1.1 [Certain Definitions]; and

(xii) Any unsecured Indebtedness not otherwise permitted in items (i) through (xi) above so long as at the time incurred and immediately after giving effect thereto, (a) the Company is in compliance with Section 7.2.16 [Maximum Net Leverage Ratio] on a pro forma basis, and (b) to the extent any “priority debt” limitation in the 2010 Note Purchase Agreement or in any other agreement evidencing any Material Indebtedness remains in effect, the amount of outstanding Priority Indebtedness (as defined in the 2010 Note Purchase Agreement or any comparable defined term under any other agreement evidencing any Material Indebtedness) does not exceed the limitation set forth in the 2010 Note Purchase Agreement or in any other agreement evidencing any Material Indebtedness; provided that the documentation relating to such Indebtedness does not result in covenants materially more restrictive, taken as a whole, on the Loan Parties than those set forth in the Loan Documents.

7.2.2 Liens.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens. Notwithstanding the foregoing, no Loan Party shall, and no Loan Party shall permit any Subsidiary to, grant any Liens securing Indebtedness outstanding under or pursuant to (x) the 2010 Note Purchase Agreement, (y) the Existing PNC Credit Agreement or (z) any other agreement evidencing any Material Indebtedness, in each case, unless and until the Obligations shall be substantially concurrently secured equally and ratably with such Indebtedness pursuant to documentation in form and substance satisfactory to the Administrative Agent.

7.2.3 Guaranties.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (i) Guaranties of Indebtedness of the Loan Parties and their respective Subsidiaries permitted under Section 7.2.1 [Indebtedness], (ii) Guaranties that are in existence on the Closing Date and set forth on Schedule 7.2.3 (including any extensions or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 7.2.3), (iii) Guaranties of obligations that do not constitute Indebtedness of (A) Loan Parties and (B) Foreign Borrowers (as such term is defined in the Existing PNC Credit Agreement), and (iv) any unsecured Guaranty (including, but not limited to, Guarantees of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business) not otherwise permitted in items (i) through (iii) above which does not exceed $50,000,000.00 in the aggregate at any time outstanding.

7.2.4 Loans and Investments.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

(i) trade credit extended on usual and customary terms in the ordinary course of business;

(ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(iii) Permitted Investments;

(iv) loans, advances and investments in Loan Parties;

(v) Permitted Acquisitions;

(vi) loans, advances and investments by Excluded Subsidiaries in other Excluded Subsidiaries;

(vii) transactions permitted under Section 7.2.1 [Indebtedness];

(viii) [reserved]; and

(ix) loans, advances and investments not otherwise permitted in items (i) through (viii) above in Excluded Subsidiaries and Joint Ventures in an amount, measured at the time any such loan, advance or investment is made, which shall not exceed, together with any Asset Disposition described in clause (a)(iii) of the definition thereof, $750,000,000.00 in the aggregate at any one time outstanding (which amount shall be calculated net of any Asset Disposition from a Foreign Subsidiary to the Borrower or a Domestic Subsidiary).

7.2.5 Liquidations, Mergers, Consolidations, Acquisitions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person; provided that

(i) any Loan Party other than the Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties;

(ii) any Loan Party or any Subsidiary of a Loan Party may acquire, whether by purchase or by merger, (A) all or substantially all of the ownership interests of another Person or (B) all or substantially all of the assets of another Person or of a business or division of another Person (each a “Permitted Acquisition”), provided that, each of the following requirements is met:

(A) if a Loan Party is acquiring the ownership interests in such Person, such Person shall, unless not required by Section 7.2.8 [Subsidiaries, Partnerships and Joint Ventures], execute a Guarantor Joinder and such other documents required by Section 10.13 [Joinder of Guarantors] and join this Agreement as a Guarantor pursuant to Section 10.13 [Joinder of Guarantors] within thirty (30) days after the date of such Permitted Acquisition (or such later date as agreed to by the Administrative Agent in its reasonable discretion);

(B) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition; and

(C) in the case of a merger or consolidation involving a Loan Party, a Loan Party shall be the continuing and surviving entity; and

(iii) an Excluded Subsidiary that is not a Material Subsidiary may dissolve, liquidate and wind-up its affairs, so long as such dissolution, liquidation, or winding-up could not reasonably be expected to result in a Material Adverse Change.

7.2.6 Dispositions of Assets or Subsidiaries.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to make any Asset Disposition, except Asset Dispositions where the Disposition Value of the property subject to such Asset Disposition, together with the aggregate Disposition Value of all property of the Company and its Subsidiaries that was subject of an Asset Disposition during the then current fiscal year of the Company, would not exceed ten percent (10.00%) of Consolidated Net Tangible Assets determined as of the end of the then most recently ended fiscal year of the Company; provided that, immediately after giving effect to such Asset Disposition, no Event of Default or Potential Default would exist.

7.2.7 Affiliate Transactions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate of any Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless (a) such transaction involves the provision of corporate services by MSAW to the Company and its Subsidiaries, (b) such transaction is solely between Loan Parties, or (c) such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arms-length terms and conditions which are fully disclosed to the Administrative Agent and is in accordance with all applicable Law.

7.2.8 Subsidiaries, Partnerships and Joint Ventures.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as a Guarantor on the Closing Date, (ii) any Excluded Subsidiary

as of the Closing Date; (iii) any Domestic Subsidiary (other than a Domestic Subsidiary that is a CFC Holdco) created, acquired or otherwise formed after the Closing Date in compliance with this Agreement (including, without limitation, Section 7.2.4 [Loans and Investments]) so long as either (A) such Domestic Subsidiary joins this Agreement as a Guarantor pursuant to Section 10.13 [Joinder of Guarantors], or (B) such Domestic Subsidiary is listed as an Excluded Subsidiary on Schedule 1.1(S) pursuant to an update to such schedule delivered by the Borrower to the Administrative Agent within forty-five (45) days after the creation, acquisition or formation of such Domestic Subsidiary (or such later date as consented to by the Administrative Agent in its reasonable discretion) and approved by the Administrative Agent; provided that, at the time such schedule update is delivered and after giving effect thereto, Domestic Subsidiaries which are Excluded Subsidiaries cannot exceed, in the aggregate for all such Subsidiaries, as of the most recent fiscal quarter of the Company, for the period of four (4) consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 7.3.2 [Annual Financial Statements] or Section 7.3.1 [Quarterly Financial Statements] (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 7.3.2 [Annual Financial Statements] or Section 7.3.1 [Quarterly Financial Statements], the most recent financial statements referred to in Section 5.1.6(i) [Historical Statements]), (a) greater than ten percent (10.00%) of Consolidated EBITDA for such period or (b) greater than ten percent (10.00%) of Consolidated Total Assets as of such date, and (iv) any Foreign Subsidiary or Domestic Subsidiary that is a CFC Holdco created, acquired or otherwise formed after the Closing Date in compliance with this Agreement (including, without limitation, Section 7.2.4 [Loans and Investments]). Except as permitted pursuant to Section 7.2.4 [Loans and Investments] hereof, each of the Loan Parties shall not become or agree to become a party to a Joint Venture.

7.2.9 Continuation of or Change in Business.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the development, manufacturing, sales and administration of safety products and related items, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year and businesses substantially related, incidental or ancillary thereto.

7.2.10 Fiscal Year.

The Company shall not, and shall not permit any Subsidiary of the Company to, change its fiscal year from the twelve month period beginning January 1 and ending December 31.

7.2.11 Reserved.

7.2.12 Changes in Organizational Documents.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate or articles of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents in the event such change would be materially adverse to the Lenders, without obtaining the prior written consent of the Required Lenders; provided, however, that the Loan Parties may permit any of its Subsidiaries to amend in any respect its certificate or articles of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents if such amendment is required to effectuate a Permitted Acquisition (provided such Subsidiary shall remain wholly-owned by the Company).

7.2.13 [Reserved].

7.2.14 Minimum Fixed Charges Coverage Ratio.

The Loan Parties shall not permit the Fixed Charges Coverage Ratio, calculated as of the end of each fiscal quarter for the period equal to the four (4) consecutive fiscal quarters then ended, to be less than 1.50 to 1.00.

7.2.15 [Reserved].

7.2.16 Maximum Net Leverage Ratio.

The Loan Parties shall not permit the Net Leverage Ratio calculated as of the end of each fiscal quarter for the period equal to the four (4) consecutive fiscal quarters then ended, to be greater than (i) from the Closing Date through and including the fiscal quarter ending December 31, 2023, 3.75 to 1.0, or (ii) for the fiscal quarter ending March 31, 2024 and for each fiscal quarter ending thereafter, 3.50 to 1.0; provided that during any Acquisition Period, as applicable, the ratio set forth in the foregoing clauses (i) and (ii) shall be increased to 4.00 to 1.00 (stepping down to the applicable ratio set forth in the foregoing clauses (i) and (ii) as of the last day of the first fiscal quarter ending after the Acquisition Period).

7.2.17 [Reserved].

7.2.18 Amendment, Etc. of Indebtedness and Membership Interest Purchase Agreement.

Each of the Loan Parties covenants and agrees that it shall not amend, modify or change in any manner any term or condition of (A) any Indebtedness, including, but not limited to the 2010 Note Purchase Agreement, the Existing PNC Credit Agreement or any agreement evidencing any Material Indebtedness, except for (a) any refinancing, refunding, renewal or extension thereof permitted by Section 7.2.1 [Indebtedness] or (b) changes and amendments which (i) do not materially and adversely affect the rights and privileges or the interests of the Administrative Agent or any of the Lenders under the Loan Documents and (ii) are not materially more restrictive on the Loan Parties, taken as a whole, than those set forth in this Agreement or (B) the Membership Interest Purchase Agreement, except for changes and amendments which (a) do not materially and adversely affect the rights and privileges or the interests of the Administrative Agent or any of the Lenders under the Loan Documents and (b) are not materially more restrictive on the Loan Parties or materially impair any of the rights or remedies of the Loan Parties thereunder; provided that, without limiting the foregoing, any amendment, modification or other change to Sections 4.2, 4.4, 4.6, 4.11 or 5 of the Membership Interest Purchase Agreement shall require the consent of the Required Lenders hereunder.

7.2.19 Anti-Terrorism Laws.

(i) No Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law; or (D) use or request any Loan to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws, (v) the Company shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event and (vi) no use of proceeds of any Loan will violate or result in the violation of any Sanctions or other Anti-Terrorism Laws applicable to any party hereto.

7.3 Reporting Requirements.

The Company will furnish or cause to be furnished to the Administrative Agent (and the Administrative Agent shall provide to each of the Lenders):

7.3.1 Quarterly Financial Statements.

As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three (3) fiscal quarters in each fiscal year, financial statements of the Company, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by an Authorized Officer of the Company as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

7.3.2 Annual Financial Statements.

As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, financial statements of the Company consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by Pricewaterhouse Coopers LLP or such other firm of independent certified public accountants of nationally recognized standing selected by the Company and reasonably satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur, and provided that to the extent the components of such consolidated financial statements relating to a prior fiscal period are separately audited by different independent public accounting firms, the audit report of any such accounting firm may contain a qualification or exception as to scope of such consolidated financial statements as they relate to such components) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.

7.3.3 Certificate of the Company.

7.3.3.1 Within fifteen (15) days after the delivery of the financial statements of the Company to the Administrative Agent and to the Lenders pursuant to Section 7.3.1 [Quarterly Financial Statements] and concurrently with the financial statements of the Company furnished to the Administrative Agent and to the Lenders pursuant to Section 7.3.2 [Annual Financial Statements], beginning with the financial statements delivered pursuant to Section 7.3.2 [Annual Financial Statements] for the period ending December 31, 2022, a certificate (each a “Compliance Certificate”) of the Company signed by an Authorized Officer of the Company, in substantially the form of Exhibit 7.3.3, which Compliance Certificate shall include appropriate reconciliations reflecting the adjustments necessary (as determined by the Administrative Agent in its sole discretion) to eliminate the accounts of the MSACL Company Group from such financial statements.

7.3.3.2 Reserved.

7.3.4 Notices.

7.3.4.1 Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

7.3.4.2 Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which, involve a claim or series of claims which could reasonably be expected to result in a Material Adverse Change.

7.3.4.3 Notices Regarding Membership Interest Purchase Agreement. Promptly and in any event within five days after an Authorized Officer of any Loan Party becoming aware of (i) any indemnification claim under Section 5.2 of the Membership Interest Purchase Agreement involving an amount in excess of $10,000,000.00, (ii) any material breach or violation of the Membership Interest Purchase Agreement, or (iii) any written amendment, supplement or other modification to any provision of the Membership Interest Purchase Agreement, a written notice specifying (x) in the case of clauses (i) and (ii) above, the nature of any such indemnification claim, breach or violation under or in respect of the Membership Interest Purchase Agreement, the amount of any such indemnification claim, the period of existence of any such breach or violation, and what action the Borrower is taking or proposes to take with respect thereto, and (y) in the case of clause (iii) above, a copy of any such amendment, supplement or other modification to the Membership Interest Purchase Agreement.

7.3.4.4 Erroneous Financial Information. Promptly in the event that the Company or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance.

7.3.4.5 ERISA Event or Foreign Benefit Event. Promptly upon the occurrence of any ERISA Event or Foreign Benefit Event.

7.3.4.6 Other Reports. Promptly upon their becoming available to the Company:

(i) Annual Budget. The annual budget and any forecasts or projections of the Company, to be supplied not later than March 1 of the fiscal year to which any of the foregoing may be applicable;

(ii) SEC Reports; Shareholder Communications. Reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by the Company with the Securities and Exchange Commission and not posted to the EDGAR website; and

(iii) Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.3.1 [Quarterly Financial Statements], Section 7.3.2 [Annual Financial Statements] and Section 7.3.4.6 [Other Reports] may be delivered electronically and, if so delivered (to the extent that the Company is required to file Annual Reports or Quarterly Reports with the Securities and Exchange Commission), shall be deemed to have been delivered on the date on which such documents are filed for public availability on the EDGAR website; provided that the Company shall (i) notify (which may be by facsimile or electronic mail) the Administrative Agent of the filing of any such documents, and (ii) provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything to the contrary contained herein, in every instance the Company shall be required to provide hard copies (which may be in .pdf format) of the compliance certificate required by Section 7.3.3 [Certificate of the Company] to the Administrative Agent.

7.3.5 IFRS Reconciliations.

Following the Company’s election to use IFRS in preparing the financial statements referred to herein, (i) concurrently with any delivery of financial statements under Section 7.3.1 [Quarterly Financial Statements] or Section 7.3.2 [Annual Financial Statements] hereof, deliver a reconciliation between such statements prepared using IFRS and GAAP and (ii) if requested by the Required Lenders, provide financial statements under Section 7.3.1 [Quarterly Financial Statements] and/or Section 7.3.2 [Annual Financial Statements] hereof, prepared in accordance with both IFRS and GAAP.

8 DEFAULT

8.1 Events of Default.

An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

8.1.1 Payments Under Loan Documents.

The Borrower shall fail to pay (i) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) or any interest on any Loan on the date which such principal or interest becomes due in accordance with the terms hereof or (ii) any other amount owing hereunder or under the other Loan Documents on the date on which such other amount becomes due in accordance with the terms hereof or thereof and such failure continues for five (5) days;

8.1.2 Breach of Warranty.

Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

8.1.3 Breach of Negative Covenants, Reporting Requirements, Visitation Rights or Anti-Terrorism Laws.

Any of the Loan Parties shall default in the observance or performance of any (i) covenant contained in Section 7.1.5 [Visitation Rights], Section 7.1.9 [Anti-Terrorism Laws] or Section 7.2 [Negative Covenants], (ii) any Additional Covenant incorporated into this Agreement pursuant to Section 7.1.11 [Most Favored Lender] and such default is not remedied prior to the expiration of the associated cure period for such Additional Covenant or (iii) any covenant contained in Section 7.3 [Reporting Requirements] (other than Sections 7.3.3.2 and 7.3.4.6) and such default shall continue unremedied for a period of ten (10) days;

8.1.4 Breach of Other Covenants.

Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days;

8.1.5 [Reserved].

8.1.6 Defaults in Other Agreements or Indebtedness.

A default or event of default shall occur at any time under: (a) the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $25,000,000.00 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend, or (b) any Lender Provided Interest Rate Hedge, Lender Provided Commodity Hedge or Lender Provided Foreign Currency Agreement;

8.1.7 Final Judgments or Orders.

Any final judgments or orders for the payment of money in excess of $25,000,000.00 in the aggregate in excess of any valid and binding third party insurance coverage not in dispute shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

8.1.8 Loan Document Unenforceable.

Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;

8.1.9 Proceedings Against Assets.

Any of the Loan Parties’ or any of their Material Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within sixty (60) days thereafter;

8.1.10 Events Relating to Plans and Benefit Arrangements.

(i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC which could reasonably be expected to result in a Material Adverse Change, (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which could reasonably be expected to result in a Material Adverse Change, or (iii) with respect to any Foreign Plan, one or more Foreign Benefit Events occur that individually or in the aggregate results or could reasonably be expected to result in a Material Adverse Change;

8.1.11 Change of Control.

Any Person or group of Persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) fifty percent (50.00%) or more of the issued and outstanding voting capital stock of the Company;

8.1.12 Relief Proceedings.

(i) A Relief Proceeding shall have been instituted against any Loan Party or Material Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of (including consenting to), a Relief Proceeding, or (iii) the Loan Parties, taken as a whole, cease to be Solvent or any Loan Party or any Subsidiary of a Loan Party admits in writing its inability to pay its debts as they mature or ceases operation of its present business.

8.2 Consequences of Event of Default.

8.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Section 8.1.1 [Payments Under Loan Documents] through and including Section 8.1.11 [Change of Control] shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Administrative Agent may, and upon the request of the Required Lenders, shall by written notice to the Borrower, declare the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and

8.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Section 8.1.12 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

8.2.3 Set-off.

If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 4.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, Affiliate or participant, irrespective of whether or not such Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender and their respective Affiliates and participants under this Section 8.2 [Consequences of Event of Default] are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates and participants may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

8.2.4 Suits, Actions, Proceedings.

If an Event of Default shall occur and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of the Loans pursuant to any of the foregoing provisions of this Section 8.2 [Consequences of Event of Default], the Administrative Agent, on behalf of the Lenders, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent; and

8.2.5 Application of Proceeds.

From and after the date on which the Administrative Agent has taken any action pursuant to this Section 8.2 [Consequences of Event of Default] and until Payment in Full, any and all proceeds received by the Administrative Agent from the exercise of any remedy by the Administrative Agent, shall, subject to applicable laws, be applied as follows:

(i) first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with the collection of any Obligations of any of the Loan Parties under any of the Loan Documents;

(ii) second, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Lenders or their Affiliates incurred under this Agreement or any of the other Loan Documents or agreements evidencing any Lender Provided Interest Rate Hedge, Lender Provided Commodity Hedge, Lender Provided Foreign Currency Agreement, or Other Lender Provided Financial Service Product, whether of principal, interest, fees, expenses or otherwise; and

(iii) the balance, if any, as required by Law.

Notwithstanding the foregoing, amounts received from any Loan Party that is not an Eligible Contract Participant shall not be applied to any Excluded Swap Obligations owing to any Lender providing a Lender Provided Interest Rate Hedge, Lender Provided Commodity Hedge or Lender Provided Foreign Currency Agreement (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this sentence, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to this Section 8.2.5 [Application of Proceeds] from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Obligations described in above paragraphs of this Section 8.2.5 [Application of Proceeds] by Lenders providing Lender Provided Interest Rate Hedges, Lender Provided Commodity Hedge or Lender Provided Foreign Currency Agreement that are the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to the above paragraphs of this Section 8.2.5 [Application of Proceeds].

9 THE ADMINISTRATIVE AGENT

9.1 Appointment and Authority.

Each of the Lenders hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.2 Rights as a Lender; Other Roles.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. In addition and for the avoidance of doubt, the Administrative Agent may act as the administrative agent under the Existing PNC Credit Agreement notwithstanding any potential or actual conflict of interest presented by the foregoing and each Loan Party and each Lender hereby waives any claim against Administrative Agent or any of its affiliates based upon any conflict of interest that Administrative Agent may have with regard to acting as Administrative Agent hereunder and acting in such other role.

9.3 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.1 [Modifications, Amendments or Waivers] and Section 8.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Company or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 6 [Conditions of Lending] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 9 [The Administrative Agent] shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.6 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.6 [Resignation of Administrative Agent]. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.6 [Resignation of Administrative Agent]). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 9 [The Administrative Agent] and Section 10.3 [Expenses; Indemnity; Waiver; Limitation of Liabilities] shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.7 Non-Reliance on Administrative Agent and Other Lenders; Acknowledgments.

9.7.1 Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.7.2 Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise), individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.7.2 [Non-Reliance on Administrative Agent and Other Lenders; Acknowledgments] shall be conclusive, absent manifest error.

9.7.3 Without limiting Section 9.7.2 [Non-Reliance on Administrative Agent and Other Lenders; Acknowledgments], each Lender hereby further agrees that if it receives an

Erroneous Payment from the Administrative Agent (or any of its Affiliates) (i) that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment. Each Lender further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) that was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

9.7.4 The Borrower and each other Loan Party hereby agree that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party. Notwithstanding anything to the contrary in this Agreement, no Loan Party shall have any liability for losses, claims, damages, liabilities and expenses arising out of, resulting from or in connection with any such actions or inactions of any such Erroneous Payment recipient in respect of any Erroneous Payment.

9.7.5 Each party’s obligations under this Section 9.7 [Non-Reliance on Administrative Agent and Other Lenders; Acknowledgments] shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

9.8 No Other Duties, etc.

Anything herein to the contrary notwithstanding, the lead arranger and sole bookrunner, to the extent applicable, listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents.

9.9 Administrative Agent’s Fee.

The Borrower shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Company and Administrative Agent, as amended from time to time.

9.10 Authorization to Release Guarantors.

The Lenders authorize the Administrative Agent to release any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan

Parties in a transaction permitted under Section 7.2.6 [Disposition of Assets or Subsidiaries] or Section 7.2.5 [Liquidations, Mergers, Consolidations, Acquisitions].

9.11 No Reliance on Administrative Agent’s Customer Identification Program.

Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

9.12 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-

14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that neither the Administrative Agent nor any of its Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).

10 MISCELLANEOUS

10.1 Modifications, Amendments or Waivers.

With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

10.1.1 Increase of Commitment.

Increase the amount of the Term Loan Commitment of any Lender hereunder without the consent of such Lender;

10.1.2 Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.

Whether or not any Loans are outstanding, extend the Maturity Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender without the consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend any provision of Section 3.3 [Interest After Default] or to waive any obligation of the Borrower to pay interest as set forth in Section 3.3 [Interest After Default].

10.1.3 Release of Guarantor or Borrower.

Except as contemplated by Section 9.10 [Authorization to Release Guarantors], release any Guarantor (or all or substantially all of the value of the Guaranty of any Guarantor) or the Borrower from its Obligations under the Guaranty Agreement or this Agreement without the consent of all Lenders (other than any Defaulting Lender); or

10.1.4 Miscellaneous.

(i) Amend Section 4.2 [Pro Rata Treatment of Lenders], Section 4.3 [Sharing of Payments by Lenders], Section 8.2.5 [Application of Proceeds], Section 9.3 [Exculpatory Provisions, Etc.] or this Section 10.1 [Modification, Amendments or Waivers], (ii) alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders or (iii) subordinate any of the Obligations in right of payment to the prior payment of any other Indebtedness or obligations of the Loan Parties, in each case without the consent of all of the Lenders (other than any Defaulting Lender);

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent may be made without the written consent of the Administrative Agent, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 10.1.1 [Increase of Commitment] through 10.1.4 [Miscellaneous] above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 4.6.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. Any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary herein, any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company, on behalf of the Loan Parties, and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that such Lenders object to such amendment.

10.2 No Implied Waivers; Cumulative Remedies.

No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

10.3 Expenses; Indemnity; Waiver; Limitation of Liabilities.

10.3.1 Costs and Expenses.

The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Sustainability Structuring Agent and its Affiliates (including the reasonable fees, charges and disbursements of one (1) counsel for the Administrative Agent and one (1) local counsel in each relevant jurisdiction) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.3 [Expenses, Indemnity, Waiver; Limitation of Liabilities], or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iii) subject to Section 7.1.5 [Visitation Rights], all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.

10.3.2 Indemnification by the Borrower.

The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Sustainability Structuring Agent each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of their respective Subsidiaries or Affiliates, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from any dispute solely among such Indemnitees that do not involve any act or omission by the Borrower or any of its Subsidiaries or Affiliates and which are not claims against PNC or its Affiliates, solely in its capacity as Administrative Agent. To the extent an Indemnitee is legally permitted to do so, such Indemnitee shall provide the Borrower with prompt notice of any such claim, investigation, litigation or proceeding. This Section 10.3.2 [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. For the avoidance of doubt, the Borrower’s indemnity and contribution obligations, as set forth in this Section, will apply in respect of any special, indirect, consequential or punitive damages that may be awarded against any Indemnitee in connection with a claim by a third party.

10.3.3 Reimbursement by Lenders.

To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 10.3.1 [Costs and Expenses] or 10.3.2 [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of the Administrative Agent acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.

10.3.4 Waiver of Consequential Damages, Etc.; Limitation of Liability.

To the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. None of the Administrative Agent (or any sub-agent thereof), any Lender, or any Related Party of any of the foregoing Persons shall be liable for (a) any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, or (b) any other loss, claim, damage, liability, cost or expense arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof, except to the extent determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Person.

10.3.5 Payments.

All amounts due under this Section 10.3 [Expenses, Indemnity; Waiver; Limitation of Liabilities] shall be payable not later than thirty (30) days after demand therefor.

10.4 Holidays.

Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 3.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Maturity Date if the Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

10.5 Notices; Effectiveness; Electronic Communication.

10.5.1 Notices Generally.

Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.5.2 [Electronic Communications], shall be effective as provided in such Section.

10.5.2 Electronic Communications.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

10.5.3 Change of Address, Etc.

Any party hereto may change its e-mail address, address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

10.6 Severability.

The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

10.7 Duration; Survival.

All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 4 [Payments] and Section 10.3 [Expenses; Indemnity; Waiver; Limitation of Liabilities], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

10.8 Successors and Assigns.

10.8.1 Successors and Assigns Generally.

The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 10.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.8.6 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

10.8.2 Assignments by Lenders.

Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in clause (i)(A) of this Section 10.8.2 [Assignments by Lenders], the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000.00, in the case of any assignment in respect of the Term Loan Commitment of the assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Specified Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B) reserved.

(iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500.00 (provided that no such fee shall be payable in connection with an assignment from a Lender to an Affiliate of such Lender), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v) No Assignment to Certain Persons. No such assignment shall be made to (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (ii) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or (iii) a Competitor.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.4 [Term SOFR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], Section 4.8 [Increased Costs], and Section 10.3 [Expenses, Indemnity; Waiver; Limitation of Liabilities] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.8.2 [Assignments by Lenders] shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.8.4 [Participations].

10.8.3 Register.

The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

10.8.4 Participations.

Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Competitor or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Section 10.1.1 [Increase of Commitment], Section 10.1.2 [Extension of Payment, Etc.], or Section 10.1.3 [Release of Guarantor]) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.4 [Term SOFR Rate Unascertainable, Etc.], Section 4.8 [Increased Costs], Section 4.10 [Indemnity], Section 4.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 4.9.7 [Status of Lenders] (it being understood that the documentation required under Section 4.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 4.6.2 [Replacement of a Lender] and Section 4.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 10.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Section 4.8 [Increased Costs], Section 4.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.6.2 [Replacement of a Lender] and Section 4.6.3 [Designation of Different Lending Office] with respect to any

Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 4.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

10.8.5 Reserved.

10.8.6 Certain Pledges; Successors and Assigns Generally.

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.9 Confidentiality.

10.9.1 General.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information, except that Information (including, for the avoidance of doubt, the current list of Competitors) may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.9 [Confidentiality], to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower, or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section 10.9 [Confidentiality] or (Z) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section 10.9 [Confidentiality] shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.9.2 Sharing Information With Affiliates of the Lenders.

Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 10.9.1 [General].

10.10 Counterparts; Integration; Effectiveness.

10.10.1 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 6 [Conditions Of Lending], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

10.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

10.11.1 Governing Law.

This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

10.11.2 SUBMISSION TO JURISDICTION.

THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA SITTING IN ALLEGHENY COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF PENNSYLVANIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH PENNSYLVANIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

10.11.3 WAIVER OF VENUE.

THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 10.11 [CHOICE OF LAW, ETC.]. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

10.11.4 SERVICE OF PROCESS.

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 10.11.4 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN.

10.11.5 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11 [CHOICE OF LAW, ETC.].

10.12 USA Patriot Act Notice.

Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

10.13 Joinder of Guarantors.

Any Subsidiary of any Loan Party which is required to join this Agreement as a Guarantor pursuant to Section 7.2.8 [Subsidiaries, Partnerships and Joint Ventures] and which has not yet done so shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; and (ii) documents in the forms described in Section 6.1.1 [Deliveries] modified as appropriate to relate to such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Administrative Agent within forty-five (45) days after the date of (x) with respect to any Subsidiary acquired after the Closing Date, the consummation of such acquisition, or (y) with respect to any other

Subsidiary, (a) the filing of such Subsidiary’s articles of incorporation if the Subsidiary is a corporation, (b) the filing of its certificate of limited partnership if it is a limited partnership or (c) if it is an entity other than a limited partnership or corporation, its organization, or such later date as consented to by the Administrative Agent in its reasonable discretion.

10.14 Reserved.

10.15 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.16 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

10.17 Acknowledgment Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement the day and year first above written.

BORROWER:

MSA SAFETY INCORPORATED

By:	/s/ Lee McChesney
Name: Lee McChesney
Title: Senior Vice President and Chief Financial Officer

GUARANTORS:

MSA WORLDWIDE, LLC

By:	/s/ James M. Daugherty
Name: James M. Daugherty
Title: Assistant Treasurer

MSA ADVANCED DETECTION, LLC

By:	/s/ James M. Daugherty
Name: James M. Daugherty
Title: Vice President

GENERAL MONITORS, INC.

By:	/s/ James M. Daugherty
Name: James M. Daugherty
Title: Vice President

MSA INTERNATIONAL, LLC

By:	/s/ James M. Daugherty
Name: James M. Daugherty
Title: President

MSA SAFETY DEVELOPMENT, LLC

By:	/s/ Thomas M. Salapow
Name: Thomas M. Salapow
Title: President

MSA TECHNOLOGY, LLC

By:	/s/ James M. Daugherty
Name: James M. Daugherty
Title: Vice President
Title:

MSA INNOVATION, LLC

By:	/s/ James M. Daugherty
Name: James M. Daugherty
Title: Vice President

MSA SAFETY SALES, LLC

By:	/s/ Jessica Gusmar
Name: Jessica Gusmar
Title: Vice President

MSA SAFETY PITTSBURGH MANUFACTURING, LLC

By:	/s/ Jessica Gusmar
Name: Jessica Gusmar
Title: Vice President

GLOBE HOLDING COMPANY, LLC

By:	/s/ James M. Daugherty
Name: James M. Daugherty

Title: Vice President

SAFETY IO, LLC

By:	/s/ Gregory L. Martin
Name: Gregory L. Martin
Title: President

BACHARACH HOLDING CORP.

By:	/s/ Tony Halli
Name: Tony Halli
Title: Vice President

BACHARACH, INC.

By:	/s/ Tony Halli
Name: Tony Halli
Title: Vice President

MSA SAFETY JACKSONVILLE MANUFACTURING, LLC

By:	/s/ James M. Daugherty
Name: James M. Daugherty
Title: Vice President

AGENTS AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ Charles J. Pascarella, Jr.
Name: Charles J. Pascarella, Jr.
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Bam Fakorede
Name: Bam Fakorede
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Brandon Bouchard
Name: Brandon Bouchard
Title: Vice President

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Brad Johnston
Name: Brad Johnston
Title: Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Casey Klepsch
Name: Casey Kelpsch
Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Phil Andresen
Name: Phil Andresen
Title: Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Barbara K. Angel
Name: Barbara K. Angel
Title: Director

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Timothy J. Glass
Name: Timothy J. Glass
Title: Senior Vice President

SCHEDULE 1.1(A)

PRICING GRID

VARIABLE PRICING AND FEES BASED ON NET LEVERAGE RATIO (ALL

PRICING AND FEES EXPRESSED IN BASIS POINTS)

Level	Net Leverage Ratio	Base Rate Spread	Term SOFR Rate Spread	Commitment Fee
I	< 1.00 to 1.00	0.00	87.50	10.00
II	≥1.00 to 1.00 but < 1.50 to 1.00	0.00	100.00	12.50
III	≥1.50 to 1.00 but < 2.00 to 1.00	12.50	112.50	15.00
IV	≥2.00 to 1.00 but < 2.50 to 1.00	37.50	137.50	17.50
V	≥2.50 to 1.00 but < 3.00 to 1.00	50.00	150.00	20.00
VI	≥3.00 to 1.00 but < 3.50 to 1.00	75.00	175.00	22.50
VII	≥3.50 to 1.00	100.00	200.00	25.00

For purposes of determining the Applicable Margin and the Applicable Commitment Fee Rate:

(a) The Applicable Margin and the Applicable Commitment Fee Rate for the period commencing on the Closing Date through the day immediately preceding the first (1st) Adjustment Date (as defined below) shall be Level V.

(b) The Applicable Margin and the Applicable Commitment Fee Rate shall be recomputed commencing as of the end of the fiscal quarter ending March 31, 2023 and as of the end of each fiscal quarter ending thereafter based on the Net Leverage Ratio as of such quarter end. Subject to clause (a) above and the foregoing sentence, any increase or decrease in the Applicable Margin or the Applicable Commitment Fee Rate computed as of a quarter end shall be

SCHEDULE 1.1(A) - 1

effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 7.3.3 [Certificate of Company] (each, an “Adjustment Date”). If a Compliance Certificate is not delivered when due in accordance with such Section 7.3.3 [Certificate of the Company], then the rates in Level VII shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Net Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 3.3 [Interest After Default] or Article 8 [Default]. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(A) - 2

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Term Loans	Ratable Share
Name: PNC Bank, National Association Address: The Tower at PNC Plaza 300 Fifth Ave.—13th Floor Pittsburgh, PA 15222 Attention: Charles J. Pascarella Jr. Telephone: 412-762-1875 Telecopy: 412-762-4718 With a copy to: Name: PNC Agency Services Address: PNC Firstside Center 500 First Avenue; P7-PFSC-04-I Pittsburgh, PA 15219 Attention: Christine Black Telephone: 412-762-7571 Telecopy: 412-762-8672	$55,555,556.00	22.222222400%
Name: JPMorgan Chase Bank, N.A. Address: 270 Park Avenue, 43rd Floor New York, NY 10017 Attention: Anthony Galea Telephone: 212-622-8804 Telecopy: 866-682-7113 Scheme Reference No.: 13/M/0268710/DTTP Jurisdiction of Tax Residence: United States	$41,666,667.00	16.666666800%
Name: Bank of America, N.A. Address: 1600 John F. Kennedy Boulevard Suite 1100 Philadelphia, PA 19106 Attention: James Neese Telephone: 412-338-8743 Telecopy: 312-453-6274	$41,666,667.00	16.666666800%

SCHEDULE 1.1(B) - 1

Lender	Amount of Commitment for Term Loans	Ratable Share
Name: First National Bank of Pennsylvania Address: One North Shore Center 12 Federal Street, Suite 500 Pittsburgh, PA 15212 Attention: Brad Johnston Telephone: 412-359-2610 Telecopy: 412-231-3584	$22,222,222.00	8.888888800%
Name: HSBC Bank USA, N.A. Address: 1 HSBC Center, 26th Floor Attention: Donna Riley Telephone: 716-841-4178 Telecopy: 716-841-0269	$22,222,222.00	8.888888800%
Name: The Huntington National Bank Address: 222 North LaSalle Chicago, IL 60601 Attention: Michael Kiss Telephone: 312-762-2163 Telecopy: 877-860-4154	$22,222,222.00	8.888888800%
Name: Wells Fargo Bank, N.A. Address: 11 Stanwix Street, 23rd Floor Pittsburgh, PA 15222 Attention: Barbara K. Angel Telephone: 703-216-8996	$22,222,222.00	8.888888800%
Name: KeyBank National Association Address: 11 Stanwix Street – 15th Floor Pittsburgh, PA 15222 Attention: Timothy J. Glass Telephone: 412-807-2737 Telecopy: 412-807-2967	$22,222,222.00	8.888888800%

Total	$250,000,000.00	100.000000000%

SCHEDULE 1.1(B) - 2

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Company:

ADMINISTRATIVE AGENT

Name: PNC Bank, National Association

Address: The Tower at PNC

300 Fifth Ave.—13th Floor

Pittsburgh, PA 15222

Attention: Charles J. Pascarella Jr.

Telephone: 412-762-1875

Telecopy: 412-762-4718

With a copy to:

Name: PNC Agency Services

Address: PNC Firstside Center

500 First Avenue; P7-PFSC-04-I

Pittsburgh, PA 15219

Attention: Christine Black

Telephone: 412-762-7571

Telecopy: 412-762-8672

COMPANY:

Name: MSA Safety Incorporated

Address: 1000 Cranberry Woods Drive

Cranberry Township, Pennsylvania 16066

Attention: Lee McChesney, Senior Vice President and Chief Financial Officer

Telephone: 724-741-8534

Telecopy: 724-741-1589

SCHEDULE 1.1(B) - 3

EXHIBIT 7.3.3

FORM OF

QUARTERLY COMPLIANCE CERTIFICATE

[For the Fiscal Year Ended ________, 20__]

Or

[For the Fiscal Quarter Ended _______, 20__]

PNC Bank, National Association, as Administrative Agent

The Tower at PNC Plaza

300 Fifth Avenue, 13th Floor

Pittsburgh, PA 15222

Ladies and Gentlemen:

We refer to the Credit Agreement, dated the 5th day of January, 2023, by and among MSA SAFETY INCORPORATED, a Pennsylvania corporation (the “Company”), the GUARANTORS (as defined in the Credit Agreement) party thereto, the LENDERS (as defined in the Credit Agreement) party thereto, PNC Bank, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties party thereto (as further amended, modified, supplemented or restated, from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings; the descriptions of the covenants and calculations set forth in this Compliance Certificate are qualified in their entirety by reference to the full text of the Credit Agreement.

I, the _________________________, [Chief Executive Officer/President/Chief Financial Officer/Assistant Treasurer] of the Company, do hereby certify on behalf of the Company as of the [quarter/year ended [_________ ____,] 20[__] (the “Report Date”), as follows:

1.	CHECK ONE:

The audited annual financial statements of the Company being delivered to the Administrative Agent with this Compliance Certificate (a) present fairly in all material respects the financial position of the Company and its consolidated subsidiaries and their results of operations and cash flows for the fiscal year set forth above determined and consolidated for the Company and its consolidated subsidiaries in accordance with GAAP consistently applied and (b) comply with the reporting requirements for such financial statements as set forth in Section 7.3.2 of the Credit Agreement.

OR

The quarterly financial statements of the Company being delivered to the Administrative Agent with this Compliance Certificate (a) present fairly in all

PNC Bank, National Association, as Administrative Agent

material respects the financial position of the Company and its consolidated subsidiaries and their results of operations and cash flows for the fiscal quarter set forth above determined and consolidated for the Company and its consolidated subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and (b) comply with the reporting requirements for such financial statements as set forth in Section 7.3.1 of the Credit Agreement.

2.

The representations and warranties of the Loan Parties contained in Section 5 of the Credit Agreement and in each of the other Loan Documents to which they are a party are true and accurate in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Report Date. The Loan Parties are in compliance with, and since the date of the previously delivered Compliance Certificate have performed and complied with all covenants and conditions contained in the Credit Agreement.

3.

No Event of Default or Potential Default exists on the Report Date; no Event of Default or Potential Default has occurred or is continuing since the date of the previously delivered Compliance Certificate; no Material Adverse Change has occurred since the date of the previously delivered Compliance Certificate; and no event has occurred or is continuing since the date of the previously delivered Compliance Certificate that may reasonably be expected to result in a Material Adverse Change.

[NOTE: If any Event of Default, Potential Default, Material Adverse Change or event which may reasonably be expected to result in a Material Adverse Change has occurred or is continuing, set forth on an attached sheet the nature thereof and the action which the Loan Parties have taken, are taking or propose to take with respect thereto.]

4.

Indebtedness (Section 7.2.1(v)). Indebtedness of Loan Parties to any Excluded Subsidiaries, in the aggregate, as of the Report Date of $____________, which does not exceed $300,000,000.00 in the aggregate for all such Indebtedness to all such Excluded Subsidiaries at any time outstanding.

5.

Indebtedness (Section 7.2.1(xi)). Indebtedness of the Loan Parties and their Subsidiaries, in the aggregate, as of the Report Date of $____________, (a) which is Indebtedness other than the Indebtedness permitted by clauses (i) through (x) of Section 7.2.1 of the Credit Agreement, and (b) provided that the documentation relating to such Indebtedness does not result in covenants materially more restrictive, taken as a whole, on the Loan Parties than those set forth in the Loan Documents and provided further that such Indebtedness, if applicable, is secured only to the extent permitted under clause (xiii) under the definition of Permitted Liens, which is not more than the permitted maximum of $20,000,000.00 in the aggregate at any time outstanding.

PNC Bank, National Association, as Administrative Agent

6.

Indebtedness (Section 7.2.1(xii)). Unsecured Indebtedness of the Loan Parties and their Subsidiaries, in the aggregate, as of the Report Date of $____________, which is Indebtedness other than the Indebtedness permitted by clauses (i) through (xi) of Section 7.2.1 of the Credit Agreement, which, at the time incurred and immediately after giving effect thereto, is not more than the permitted maximum such that the Company is in compliance with Section 7.2.16 [Maximum Net Leverage Ratio] on a pro forma basis and, to the extent any “priority debt” limitation in the 2010 Note Purchase Agreement or in any other agreement evidencing any Material Indebtedness remains in effect, does not exceed the limitation on outstanding Priority Indebtedness (as defined in the 2010 Note Purchase Agreement or any comparable defined term under any other agreement evidencing any Material Indebtedness) set forth in the 2010 Note Purchase Agreement or any other agreement evidencing any Material Indebtedness.

7.

Liens (Section 7.2.2; clause (xiii) of the definition of Permitted Liens). Liens on the assets of the Loan Parties and their Subsidiaries, in the aggregate, as of the Report Date securing obligations of $____________, which are Liens other than the Liens permitted by clauses (i) through (xii) of the definition of Permitted Liens, which is not more than the permitted maximum of $20,000,000.00 in the aggregate.

8.	[Reserved].

9.

Guaranties (Section 7.2.3(iv)). Unsecured Guaranties (including, but not limited to, Guaranties of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business) of the Loan Parties and their Subsidiaries, in the aggregate, as of the Report Date of $____________, which are Guaranties other than the Guaranties permitted by clauses (i) through (iii) of Section 7.2.3 [Guaranties] of the Credit Agreement, which is not more than the permitted maximum of $50,000,000.00 in the aggregate at any time outstanding.

10.	[Reserved].

11.

Loans and Investments (Section 7.2.4(ix)). Loans, advances and investments of the Loan Parties and their Subsidiaries not otherwise permitted in clauses (i) through (viii) of Section 7.2.4 [Loans and Investments] in Excluded Subsidiaries and Joint Ventures in an amount measured at the time any such loan, advance or investment is made, in the aggregate, as of the Report Date of $____________, which does not exceed, together with any Asset Disposition described in clause (a)(iii) of the definition thereof, $750,000,000.00 in the aggregate for all such loans, advances and investments to all such Excluded Subsidiaries

PNC Bank, National Association, as Administrative Agent

and Joint Ventures at any time outstanding, which amount shall be calculated net of any Asset Disposition from a Foreign Subsidiary to the Borrower or a Domestic Subsidiary.

12.

Minimum Fixed Charges Coverage Ratio (Section 7.2.14). The ratio of (i) Consolidated Income Available for Fixed Charges, to (ii) Fixed Charges is [__] to 1.00 for the four (4) consecutive fiscal quarters of the Company ending as of the Report Date, which is not lower than the permitted ratio of 1.50 to 1.00.

12(A). Consolidated Net Income for the four (4) consecutive fiscal quarters of the Company ending as of the Report Date equals $______________, and is computed as follows:

		The Company and its consolidated subsidiaries		The MSACL Company Group[1]		The Company and its Subsidiaries (after eliminating the accounts of the MSACL Company Group)
12(A)(i)	net income (or loss)	$	___________	$	___________	$	___________
12(A)(ii)	all offsetting debits and credits and all other items required to be eliminated in the course of preparation of consolidated financial statements in accordance with GAAP	$	___________	$	___________	$	___________
12(A)(iii)	Consolidated Net Income (the difference of items 12(A)(i) and 12(A)(ii))	$	___________	$	___________	$	___________

[1]	Note: This column may be omitted when adjustments for the MSACL Company Group are no longer needed.

PNC Bank, National Association, as Administrative Agent

12(B).	Consolidated Income Available for Fixed Charges for the four (4) consecutive fiscal quarters of the Company ending as of the Report Date equals $______________, and is computed as follows:

		The Company and its consolidated subsidiaries		The MSACL Company Group[2]		The Company and its Subsidiaries (after eliminating the accounts of the MSACL Company Group)
12(B)(i)	Consolidated Net Income (from item 12(A)(iii) above)	$	___________	$	___________	$	___________
12(B)(ii)	all amounts deducted in the computation of Consolidated Net Income on account of Fixed Charges (from item 12(C)(iii) below)	$	___________	$	___________	$	___________
12(B)(iii)	all amounts deducted in the computation of Consolidated Net Income on account of taxes imposed on or measured by income or excess profits	$	___________	$	___________	$	___________

[2]	Note: This column may be omitted when adjustments for the MSACL Company Group are no longer needed.

PNC Bank, National Association, as Administrative Agent

12(B)(iv)	Consolidated Income Available for Fixed Charges (the sum of items 12(B)(i), 12(B)(ii) and 12(B)(iii))	$	___________	$	___________	$	___________

12(C).	Fixed Charges for the four (4) consecutive fiscal quarters of the Company ending as of the Report Date equals $______________, and is computed as follows:

		The Company and its consolidated subsidiaries		The MSACL Company Group[3]		The Company and its Subsidiaries (after eliminating the accounts of the MSACL Company Group)
12(C)(i)	Interest Charges for the applicable period	$	___________	$	___________	$	___________
12(C)(ii)	Lease Rentals for the applicable period	$	___________	$	___________	$	___________
12(C)(iii)	Fixed Charges (the sum of items 12(C)(i) and 12(C)(ii))	$	___________	$	___________	$	___________

12(D).	the ratio of item 12(B)(iv) to 12(C)(iii) equals the Fixed Charges Coverage Ratio.

13.

Net Leverage Ratio (Section 7.2.16; Pricing). The ratio of (A) the difference of (i) Consolidated Funded Indebtedness of the Company and its Subsidiaries on the Report Date minus (ii) 100% of unencumbered cash of the Company and its Subsidiaries on the Report Date in excess of $20,000,000.00, to (B) Consolidated EBITDA for the period equal to the four (4) consecutive fiscal quarters of the Company ending as of the Report Date is [___] to 1.00, which, for purposes of Section 7.2.16 [Maximum Net Leverage Ratio] of the Credit

[3]	Note: This column may be omitted when adjustments for the MSACL Company Group are no longer needed.

PNC Bank, National Association, as Administrative Agent

Agreement, is not greater than (i) from the Closing Date through and including the fiscal quarter ending December 31, 2023, 3.75 to 1.0, or (ii) for the fiscal quarter ending March 31, 2024 and for each fiscal quarter ending thereafter, 3.50 to 1.0; provided that during any Acquisition Period, as applicable, the ratio set forth in the foregoing clauses (i) and (ii) shall be increased to 4.00 to 1.00 (stepping down to the applicable ratio set forth in the foregoing clauses (i) and (ii) as of the last day of the first fiscal quarter ending after the Acquisition Period).

		The Company and its consolidated subsidiaries		The MSACL Company Group[4]		The Company and its Subsidiaries (after eliminating the accounts of the MSACL Company Group)
13(A).	Consolidated Funded Indebtedness	$	___________	$	___________	$	___________
13(B).	unencumbered cash in excess of $20,000,000.00	$	___________	$	___________	$	___________
13(C).	difference between items 13(A) and 13(B)	$	___________	$	___________	$	___________

13(D).	Consolidated EBITDA for the four (4) consecutive fiscal quarters of the Company ending as of the Report Date equals $______________, and is computed as follows:

[4]	Note: This column may be omitted when adjustments for the MSACL Company Group are no longer needed.

PNC Bank, National Association, as Administrative Agent

		The Company and its consolidated subsidiaries		The MSACL Company Group[5]		The Company and its Subsidiaries (after eliminating the accounts of the MSACL Company Group)
13(D)(i)	Consolidated Net Income (from item 12(A)(iii) above)	$	___________	$	___________	$	___________
13(D)(ii)	depreciation	$	___________	$	___________	$	___________
13(D)(iii)	amortization	$	___________	$	___________	$	___________
13(D)(iv)	other non-cash charges, non-cash expenses or non-cash losses to net income (net of cash payments made in respect of such non-cash charges, expenses or losses from the current or prior periods)	$	___________	$	___________	$	___________
13(D)(v)	Interest Charges	$	___________	$	___________	$	___________
13(D)(vi)	income tax expense	$	___________	$	___________	$	___________

[5]	Note: This column may be omitted when adjustments for the MSACL Company Group are no longer needed.

PNC Bank, National Association, as Administrative Agent

13(D)(vii)	non-recurring costs and expenses in connection with Permitted Acquisitions (not to exceed $30,000,000 in the aggregate for all such Permitted Acquisitions)	$	___________		N/A	$	___________
13(D)(viii)	pro forma Consolidated EBITDA attributable to Permitted Acquisitions[6]	$	___________		N/A	$	___________
13(D)(ix)	cash dividends received from Joint Ventures to the extent not included in determining Consolidated Net Income	$	___________	$	___________	$	___________
13(D)(x)	equity losses of Joint Ventures to the extent included in determining Consolidated Net Income	$	___________	$	___________	$	___________
13(D)(xi)	sum of items 13(D)(i) through 13(D)(x)	$	___________	$	___________	$	___________
13(D)(xii)	non-cash credits or non-cash gains to net income	$	___________	$	___________	$	___________

[6]	Create separate entries if multiple Permitted Acquisitions in such period.

PNC Bank, National Association, as Administrative Agent

13(D)(xiii)	pro forma Consolidated EBITDA attributable to businesses liquidated, disposed of or sold pursuant to Section 7.2.5 or 7.2.6 of the Credit Agreement[7]	$	___________		N/A	$	___________
13(D)(xiv)	equity earnings of Joint Ventures to the extent included in determining Consolidated Net Income	$	___________	$	___________	$	___________
13(D)(xv)	sum of items 13(D)(xii) through 13(D)(xiv)	$	___________	$	___________	$	___________
13(D)(xvi)	Consolidated EBITDA (difference between items 13(D)(xi) and 13(D)(xv))[8]	$	___________	$	___________	$	___________

13(E).	The ratio of item 13(C) to 13(D) equals the Net Leverage Ratio.

[INTENTIONALLY LEFT BLANK]

[7]	Create separate entries if multiple businesses sold in such period.
[8]

For purposes of determining Consolidated EBITDA, items related to Joint Ventures shall be excluded, except that cash dividends paid by any Joint Venture to the Company or a wholly-owned Subsidiary of the Company shall be included in Consolidated EBITDA. For purposes of calculating Consolidated EBITDA, (a) with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if the Permitted Acquisition, as applicable, had been consummated at the beginning of such period, and (b) with respect to a business liquidated, sold or disposed of by the Loan Parties pursuant to Section 7.2.5 [Liquidations, Mergers, Consolidations and Acquisitions] or Section 7.2.6 [Dispositions of Assets of Subsidiaries], Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if such liquidation, sale or disposition had been consummated at the beginning of such period.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ____ day of _______________, 20__.

WITNESS:	MSA SAFETY INCORPORATED

By:
Name:
Title:

EXHIBIT 1.1(A)

FORM OF

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date (as hereinafter defined) and is entered into by and between                                              [Insert name of Assignor] (the “Assignor”) and                                              [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swing loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is [a Lender]/[an Affiliate/Approved Fund of

[identify Lender]]] [1]

3.	Borrower:	MSA Safety Incorporated, a Pennsylvania corporation

4.	Administrative Agent:	PNC Bank, National Association, as the Administrative Agent under the Credit Agreement

[1]	Select as applicable.

5.	Credit Agreement:

The Credit Agreement dated the ___ day of January, 2023, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto, PNC Bank, National Association, as Administrative Agent for the Lenders, and the other parties party thereto

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders[3]	Amount of Commitment/Loans Assigned[3]	Percentage Assigned of Commitment/Loans[4]
	$	$	%
	$	$	%
	$	$	%

[7.         Trade Date:                                     ]5

Effective Date:                     , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[INTENTIONALLY LEFT BLANK]

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g.; “Term Loan Commitment”, etc.).
[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[5]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:

Name:

Title:

Consented to and Accepted:

PNC Bank, National Association, as Administrative Agent

By:

Name:

Title:

[If necessary per terms of Credit Agreement]
[Consented to:
[MSA Safety Incorporated

By:

Name:

Title: ]

ANNEX 1

STANDARD TERMS AND CONDITIONS

FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of its respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.3.1 or Section 7.3.2 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) if it is not incorporated under the laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

- i -

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

- ii -

EXHIBIT 1.1(G)(1)

FORM OF

GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

This Guarantor Joinder and Assumption Agreement (“Joinder”) is made this          day of                             , 20    , by                                          , a                                          (the “New Guarantor”).

Background

Reference is made to (i) that certain Credit Agreement, dated January __, 2023, by and among MSA Safety Incorporated, a Pennsylvania corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, PNC Bank, National Association, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), and the other parties party thereto (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), (ii) that certain Guaranty and Suretyship Agreement, dated January __, 2023, made by MSA Worldwide, LLC, a Pennsylvania limited liability company, MSA Advanced Detection, LLC, a Pennsylvania limited liability company, General Monitors, Inc., a Nevada corporation, MSA International, LLC, a Delaware limited liability company, MSA Safety Development, LLC, a Pennsylvania limited liability company, MSA Technology, LLC, a Pennsylvania limited liability company, MSA Innovation, LLC, a Pennsylvania limited liability company, MSA Safety Sales, LLC, a Pennsylvania limited liability company, MSA Safety Pittsburgh Manufacturing, LLC, a Pennsylvania limited liability company, Globe Holding Company, LLC, a New Hampshire limited liability company (“Globe”), Safety io, LLC, a Pennsylvania limited liability company, MSA Safety Jacksonville Manufacturing, LLC, a Pennsylvania limited liability company, Bacharach Holding Corp., a Delaware corporation, Bacharach, Inc., a Delaware corporation, and each other Person that joins as a Guarantor (as defined therein) thereunder from time to time (as may be amended, modified, supplemented or restated from time to time, the “Guaranty Agreement”), (iii) the Intercompany Subordination Agreement (as defined in the Credit Agreement) and (v) the other Loan Documents referred to in the Credit Agreement, as the same may be modified, supplemented, amended or restated.

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein. In consideration of the New Guarantor becoming a Guarantor under the terms of the Credit Agreement and in consideration of the value of the synergistic benefits received by the New Guarantor as a result of becoming affiliated with the Borrower and the Guarantors, the New Guarantor hereby agrees that: (i) on the date hereof, it shall execute and deliver to the Administrative Agent for the benefit of the Lenders any applicable documents required by this Joinder; and (ii) effective as of the date hereof, it hereby is, and shall be deemed to be, and assumes the obligations of, a “Guarantor” and a “Loan Party” jointly and severally with the existing Guarantors and Loan Parties under the Credit Agreement, a “Guarantor” jointly and severally with the existing Guarantors (as defined in the Guaranty Agreement) under the Guaranty Agreement, a “Loan Party” jointly and severally with the existing Loan Parties (as defined in the Intercompany

Subordination Agreement) under the Intercompany Subordination Agreement, and a “Guarantor” or “Loan Party” (or other applicable term), as the case may be, under each of the other Loan Documents to which the Guarantors or Loan Parties are a party and agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes and the performance of all other obligations of the Loan Parties under the Loan Documents and termination or expiration of all Lender Provided Interest Rate Hedges, the New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of the Credit Agreement, the Guaranty Agreement, the Intercompany Subordination Agreement and each of the other Loan Documents which are stated to apply to or are made by a Guarantor or a Loan Party. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties with respect to the Guarantors set forth in Article 5 of the Credit Agreement is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as to the New Guarantor on and as of the date hereof as if made on and as of the date hereof by the New Guarantor (except representations and warranties which relate solely to an earlier date or time which representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the specific date or times referred to in said representations and warranties) and (ii) the New Guarantor has heretofore received a true and correct copy of the Credit Agreement, the Guaranty Agreement, the Intercompany Subordination Agreement and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof.

The New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Credit Agreement and each of the other Loan Documents given by the Guarantors to the Administrative Agent and any of the Lenders to which the New Guarantor is becoming a party by execution of this Joinder.

The New Guarantor is simultaneously delivering to the Administrative Agent the following documents together with this Joinder required under Section 10.13 [Joinder of Guarantors] of the Credit Agreement.

Document	Delivered	Not Delivered

Opinion of Counsel (if requested by Administrative Agent)	☐	☐
Officer’s Certificate (mandatory)	☐	☐
Secretary’s Certificate (or equivalent thereof) (mandatory)	☐	☐
Schedules to Credit Agreement	Delivered	Not Delivered

Schedule 1.1(P)(1)Permitted Investments (if applicable)	☐	☐

Schedule 1.1(P)(2) Permitted Liens (if applicable)	☐	☐
Schedule 5.1.2 Subsidiaries (mandatory)	☐	☐
Schedule 5.1.12 ERISA Compliance (if applicable)	☐	☐
Schedule 7.2.1 Permitted Indebtedness (if applicable)	☐	☐
[Note: updates to schedules do not cure any breach of warranties unless expressly agreed in accordance with the terms of the Credit Agreement]

In furtherance of the foregoing, the New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Joinder and the other Loan Documents.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the New Guarantor has duly executed this Joinder and delivered the same to the Administrative Agent for the benefit of the Lenders, on the date and year first above written, with the intention that it constitute a document under seal.

NEW GUARANTOR:

By:

Name:

Title:

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:

EXHIBIT 1.1(G)(2)

FORM OF

GUARANTY AND SURETYSHIP AGREEMENT

See attached.

GUARANTY AND SURETYSHIP AGREEMENT

IN CONSIDERATION of credit granted or to be granted by PNC Bank, National Association (“PNC Bank”) and various other financial institutions from time to time (PNC Bank and such other financial institutions are each a “Lender” and collectively, the “Lenders”) pursuant to the Credit Agreement, dated January __, 2023, by and among MSA Safety Incorporated, a Pennsylvania corporation (the “Debtor”), the Guarantors (as defined in the Credit Agreement (as hereinafter defined)) party thereto, the Lenders, PNC Bank, as administrative agent for the Lenders (PNC Bank, in such capacity, the “Administrative Agent”), and the other parties party thereto (as may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”), intending to be legally bound hereby, and to induce the Lenders to maintain or extend credit to the Debtor, MSA Worldwide, LLC, a Pennsylvania limited liability company (“MSAW”), MSA Advanced Detection, LLC, a Pennsylvania limited liability company (“MADL”), General Monitors, Inc., a Nevada corporation (“GMI”), MSA International, LLC, a Delaware limited liability company (“MSAII”), MSA Safety Development, LLC, a Pennsylvania limited liability company (“MSASD”), MSA Technology, LLC, a Pennsylvania limited liability company (“MSAT”), MSA Innovation, LLC, a Pennsylvania limited liability company (“MSAI”), MSA Safety Sales, LLC, a Pennsylvania limited liability company (“MSA Safety Sales”), MSA Safety Pittsburgh Manufacturing, LLC, a Pennsylvania limited liability company (“MSA Safety Pittsburgh”), Globe Holding Company, LLC, a New Hampshire limited liability company (“Globe”), Safety io, LLC, a Pennsylvania limited liability company (“Safety io”), MSA Safety Jacksonville Manufacturing, LLC, a Pennsylvania limited liability company (“MSAJ”), Bacharach Holding Corp., a Delaware corporation (“BHC”), Bacharach, Inc., a Delaware corporation (“BI”), and each other Person that joins as a Guarantor hereunder from time to time (MSAW, MADL, GMI, MSAII, MSASD, MSAT, MSAI, MSA Safety Sales, MSA Safety Pittsburgh, Globe, Safety io, MSAJ, BHC, BI, and such other Persons are each, a “Guarantor”, and collectively, the “Guarantors”), on this __ day of January, 2023, hereby jointly and severally with each of the other Guarantors (as defined in the Credit Agreement):

I. Become absolute and unconditional guarantors and sureties as though they were primary obligors to the Administrative Agent and the Lenders, their respective successors, endorsees and assigns, for (i) the prompt payment and performance when due (whether at maturity, by declaration, acceleration or otherwise) of all existing and future liabilities and obligations (including, without limitation, the Obligations (as defined in the Credit Agreement), provided that the Obligations so guaranteed by any Guarantor shall not include Excluded Swap Obligations (as defined in the Credit Agreement) of such Guarantor) of the Debtor to the Administrative Agent and the Lenders including, without limitation, all extensions, modifications, renewals thereof and substitutions therefor, whether absolute or contingent, direct or indirect, matured or unmatured, sole, joint or several, of any nature whatsoever, without regard to the validity, enforceability or regularity thereof including, without limitation, continuing interest thereon in accordance with the terms thereof and all expenses (including any legal expenses) incurred by the Administrative Agent or any Lender in enforcing any rights with regard to or collecting against any Guarantor under this Guaranty and Suretyship Agreement (this “Agreement”) and (ii) the due and punctual performance of and/or compliance with all of the terms, conditions and covenants contained in each of the Credit Agreement, the Notes (as defined in the Credit Agreement) and the other Loan

Documents (as defined in the Credit Agreement) to be performed or complied with by the Debtor and the accuracy in all material respects (without duplication of any materiality qualifier contained therein) of the Debtor’s representations and warranties contained in each of the Loan Documents (hereinafter collectively referred to as the “Debtor Liabilities”), whether or not such Debtor Liabilities or any portion thereof shall hereafter be released or discharged or is for any reason invalid or unenforceable (capitalized terms used in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to them therein unless otherwise defined in this Agreement); and

II. Assent to all agreements made or to be made between the Administrative Agent or any Lender and any other Person(s) liable, either absolutely or contingently, on any of the Debtor Liabilities, including any and all such agreements made by the Debtor and any co-maker, endorser, pledgor, surety or guarantor (any such Person being hereinafter referred to as an “Obligor”), and further agree that the Guarantors’ liability hereunder shall not be reduced or diminished by such agreements in any way; and

III. Consent and agree that the Guarantors’ obligations and liabilities hereunder shall in no way be reduced, limited, waived or released if any other Person or Persons is presently or in the future becomes a surety or guarantor in regard to the Debtor Liabilities or any other liabilities among the Debtor, the Administrative Agent and the Lenders; and

IV. Consent that the Administrative Agent and the Lenders may, at their option, without in any way affecting the Guarantors’ liability hereunder: (i) exchange, surrender or release any or all collateral security or any endorsement, guaranty or surety held by the Administrative Agent or the Lenders for any of the Debtor Liabilities; (ii) renew, extend, modify, supplement, amend, release, alter or compromise the terms of any or all of the Debtor Liabilities; and (iii) waive or fail to perfect the Administrative Agent’s and the Lenders’ rights or remedies against the Debtor or the collateral security for any of the Debtor Liabilities; and

V. Warrants that the addresses specified on the signature page hereof, immediately below each Guarantor’s name, is such Guarantor’s true and correct address, and agrees to notify the Administrative Agent, in the manner hereinafter specified, within three (3) days after any change in any Guarantor’s address.

CONTINUING GUARANTY. This Agreement shall be a continuing one and shall continue in full force and effect until (subject to the terms and conditions of the Section of this Agreement entitled Bankruptcy of the Debtor) all Debtor Liabilities and all other amounts payable under the Loan Documents have been paid and performed in full, and all Commitments have terminated. Without limiting the generality of the foregoing, each Guarantor hereby irrevocably waives any right to terminate or revoke this Agreement.

EXTENT OF GUARANTORS’ LIABILITY. This Agreement shall be and is intended to be an absolute and unconditional guaranty and suretyship for the aggregate of the Debtor Liabilities including, but not limited to, the Indebtedness evidenced by the Notes. The Administrative Agent may apply any payment received on account of the Debtor Liabilities in such order as the Lenders, in their sole discretion, may elect. The obligations of the Guarantors under this Agreement, when construed collectively with the obligations of any other Person that becomes a Guarantor in accordance with the terms of the Credit Agreement, are intended to be the joint and several obligations of the Guarantors and such other Persons that become Guarantors under the Credit Agreement, and this Agreement, when construed in connection with such other Guaranty Agreements, is intended to be an absolute and unconditional guaranty and suretyship for the aggregate of the Debtor Liabilities.

No payment or payments made by the Debtor, any Guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Debtor, any Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Debtor Liabilities shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors under this Agreement, and the Guarantors shall, notwithstanding any such payment or payments (other than payments made to the Administrative Agent or any Lender by the Guarantors or payments received or collected by the Administrative Agent or any Lender from the Guarantors), remain liable for the Debtor Liabilities until the Debtor Liabilities are indefeasibly paid in full in cash, each Lender’s obligations to make Loans is terminated according to the terms of the Credit Agreement and all Lender Provided Interest Rate Hedges have either expired or have been terminated; provided, however, that, anything herein to the contrary notwithstanding, in no event shall the Guarantors’ liability under this Section [Extent of Guarantors’ Liability] exceed the maximum amount that, after giving effect to the incurring of the obligations hereunder and to any rights to contribution of the Guarantors from the Debtor and other Affiliates of the Debtor, would render the Administrative Agent’s and the Lenders’ right to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

UNCONDITIONAL LIABILITY. The Guarantors’ liability hereunder is absolute and unconditional and shall not be reduced, limited, waived, or released in any way by reason of: (i) any failure of the Administrative Agent or any Lender to obtain, retain, preserve, perfect or enforce any rights against any Person (including without limitation, any Obligor) or in any property securing any or all of the Debtor Liabilities; (ii) the invalidity or irregularity of any such rights that the Administrative Agent and the Lenders may attempt to obtain; (iii) any delay in enforcing or any failure to enforce such rights, even if such rights are thereby lost; (iv) any delay in making demand on any Obligor for payment or performance of any or all of the Debtor Liabilities; or (v) from time to time, the payment in full and subsequent incurring of any Debtor Liabilities.

RIGHT OF SET-OFF. If any liability of any Guarantor hereunder is not paid to the Administrative Agent when due, the Administrative Agent and the Lenders may forthwith set-off against the liabilities of any Guarantor hereunder all moneys owed by the Administrative Agent or any Lender to any Guarantor in any capacity, whether or not then due, and whether provisionally or finally credited upon the Administrative Agent’s and the Lenders’ books and records.

WAIVER. The Guarantors hereby waive all notice with respect to the present existence or future incurrence of any Debtor Liabilities including, but not limited to, the amount, terms and conditions thereof. The Guarantors hereby consent to the taking of, or failure to take, from time to time, any action of any nature whatsoever permitted by Law with respect to the Debtor Liabilities and with respect to any rights against any Person or Persons (including, without limitation, any Obligor), or in any property including, without limitation, any renewals, extensions, modifications, postponements, compromises, indulgences, waivers, surrenders, exchanges and releases, and the Guarantors will remain fully liable hereunder notwithstanding any or all of the foregoing. The granting of an express written release of any Guarantor’s liability hereunder or any other Obligor’s liability shall be effective only with respect to the liability hereunder of such Guarantor or Obligor who is specifically so expressly released but shall in no way affect the liability hereunder of any Guarantor or any Obligor not so expressly released. The dissolution of any Guarantor, or any other Obligor, shall in no way affect the liability hereunder or that of any other Obligor. Each Guarantor hereby expressly waives: (i) notices of acceptance hereof; (ii) any presentment, demand, protest, notice of default in connection with the Debtor Liabilities, dishonor or notice of dishonor; (iii) any right of indemnification; and (iv) any defense arising by reason of any disability or other defense whatsoever to the liability of the Debtor, or any other circumstance which might otherwise constitute a defense available to, or in discharge of, such Guarantor with respect to its obligations hereunder.

No payment by any Guarantor shall entitle any other Obligor, by subrogation, contribution, indemnification or otherwise, to succeed to any of the rights of the Administrative Agent and the Lenders, including rights to any payment made on account of the Debtor Liabilities, regardless of the source of such payment, and no Guarantor shall have any right of subrogation, contribution, indemnification or other rights to be reimbursed, made whole or otherwise compensated by any other Obligor with respect to any payments made hereunder, until all of the Debtor’s obligations to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are satisfied in full and are not subject to any right of disgorgement and the Commitments are terminated. Each Guarantor hereby waives any benefit of and any right to participate in any collateral security now or hereafter held by the Administrative Agent and the Lenders or any failure or refusal by the Administrative Agent and the Lenders to perfect an interest in any collateral security.

BANKRUPTCY OF THE DEBTOR. Neither the Guarantors’ obligations to make payment in accordance with the terms of this Agreement nor any remedy for the enforcement hereof shall be impaired, modified, changed, released or limited in any manner whatsoever by the Debtor’s bankruptcy or by any impairment, modification, change, release or limitation of (i) the liability of the Debtor, any Person assuming the obligations of the Debtor under the Credit Agreement or any of the other Loan Documents or the Debtor’s estate in bankruptcy or (ii) any remedy for the enforcement of the Debtor Liabilities, either of which result from the operation of any present or future provision of any bankruptcy act, Law or equitable cause or from the decision of any court. The Guarantors agree that to the extent that the Debtor or any other Obligor makes a payment or payments to the Administrative Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be paid to a trustee, receiver or any other Person under any bankruptcy act, Law or equitable cause, then to the extent of such payment, the Debtor Liabilities or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

PRIMARY LIABILITY OF THE GUARANTORS. The Guarantors agree that this Agreement may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Credit Agreement and the other Loan Documents, or any collateral now or hereafter securing the Debtor Liabilities or otherwise, and each Guarantor hereby waives the right to require the Administrative Agent and the Lenders to proceed against any other Obligor or to require the Administrative Agent and the Lenders to pursue any other remedy or enforce any other right. The Guarantors further agree that nothing contained herein shall prevent the Administrative Agent and the Lenders from suing on the Credit Agreement and the other Loan Documents, or any of them, or foreclosing their Lien, if any, on any collateral hereafter securing the Debtor Liabilities or from exercising any other rights available under the Credit Agreement and the other Loan Documents, or any other instrument of security if neither the Debtor nor the Guarantors timely satisfy the Debtor Liabilities thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the obligations of the Guarantors thereunder; it being the purpose and intent of the Guarantors that the obligations of the Guarantors hereunder shall be absolute, independent and unconditional. Neither the obligations of the Guarantors under this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Debtor or by reason of the bankruptcy or insolvency of the Debtor. If acceleration of the time for payment of any amount payable by the Debtor is stayed upon the insolvency or bankruptcy of the Debtor, amounts otherwise subject to acceleration under the terms of the Credit Agreement and the other Loan Documents including, without limitation, interest at the rates set forth in the Credit Agreement occurring after the date of such bankruptcy or insolvency, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent. The Guarantors acknowledge that the term “Debtor Liabilities” as used herein includes any payments made by the Debtor to the Administrative Agent or the Lenders and subsequently recovered by the Debtor or a trustee for the Debtor pursuant to bankruptcy or insolvency proceedings.

ACCELERATION OF THE GUARANTORS’ LIABILITIES. Upon the occurrence of any of the following events, all of the Debtor Liabilities, at the Administrative Agent’s and the Lenders’ option, shall be deemed to be forthwith due and payable for the purposes of this Agreement and for determining the liability of the Guarantors hereunder, whether or not the Administrative Agent and the Lenders have any such rights against any other Obligor, and whether or not the Administrative Agent and the Lenders elect to exercise any rights or remedies against any other Person or property including, without limitation, any other Obligor: (1) the failure of any Guarantor to perform any covenant or obligation hereunder; (2) the occurrence of an Event of Default under the Credit Agreement; (3) except as otherwise permitted pursuant to the terms of the Credit Agreement, the sale of all or substantially all of the assets, or change in ownership, or the dissolution, merger, consolidation or reorganization of any Guarantor; (4) any information or signature heretofore or hereafter furnished to the Administrative Agent or any Lender by any Guarantor, or delivered to the Administrative Agent or any Lender by an Obligor in connection with any of the Debtor Liabilities, is materially false or incorrect at the time when made; or (5) the failure of any Guarantor or any Obligor to furnish the Administrative Agent and the Lenders such financial and other information as required by the Loan Documents.

RIGHTS OF THE GUARANTORS. All rights and remedies of the Guarantors against the Debtor or any property of the Debtor or any collateral security for any of the Debtor Liabilities, whether arising by promissory note, subrogation, security agreement, mortgage or otherwise, shall in all respects be and remain subordinate and junior in right of payment and priority to the prior and indefeasible payment in full to the Administrative Agent and the Lenders of all Debtor Liabilities and to the priority of the Administrative Agent and the Lenders in any property of the

Debtor and any collateral security for any of the Debtor Liabilities. Any amount which may have been paid to any Guarantor on account of any Indebtedness of the Debtor to any Guarantor, or on account of any subrogation or other rights of any Guarantor against the Debtor, when all of the Debtor Liabilities shall not have been indefeasibly paid in full, shall be held by the undersigned in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Debtor Liabilities, whether matured or unmatured.

NOTICE TO THE ADMINISTRATIVE AGENT AND THE LENDERS BY THE GUARANTORS. All notices, statements, requests and demands and other communications given to or made upon the Loan Parties, the Administrative Agent or the Lenders in accordance with the provisions of this Agreement shall be given or made as provided in Section 10.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

FINANCIAL STATEMENTS OF THE GUARANTORS. Financial information provided by the Guarantors in connection herewith or with the Credit Agreement to the Administrative Agent or any Lender is accurate and complete in all material respects and has been prepared in accordance with GAAP. There has been no Material Adverse Change since the date of such information. The Guarantors have made full and true disclosure taken as a whole of all pertinent financial and other information in connection with the transactions contemplated hereby.

JOINDER. Upon the execution and delivery by any other Guarantor of a Guarantor Joinder, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Agreement and named as a “Guarantor” on the signature pages hereto. The execution and delivery of any such Guarantor Joinder by a Guarantor shall not require the consent of any Guarantor or any Obligor, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

MISCELLANEOUS. This Agreement shall be binding upon the Guarantors and the Guarantors’ respective successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders, their respective endorsers, successors and assigns forever. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. All matters arising hereunder shall be governed by the Laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles, and the parties hereto agree to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising in connection herewith.

WAIVER OF TRIAL BY JURY. THE UNDERSIGNED HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVE ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND THEY WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THE UNDERSIGNED (A) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED,

EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGE THAT THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Guarantors, intending to be legally bound, have executed and delivered this Agreement on the day and year first above written.

BACHARACH HOLDING CORP.

By:
Name:	Anthony J. Halli
Title:	Vice President

Address:

1000 Cranberry Woods Drive
Cranberry Township, Pennsylvania 16066
Attention: Vice President
Telephone: (724) 776-8600

BACHARACH, INC.

By:
Name:	Anthony J. Halli
Title:	Vice President

Address:

1000 Cranberry Woods Drive
Cranberry Township, Pennsylvania 16066
Attention: Vice President
Telephone: (724) 776-8600

GENERAL MOTORS, INC.

By:
Name:	James M. Daugherty
Title:	Vice President

Address:

1000 Cranberry Woods Drive
Cranberry Township, Pennsylvania 16066
Attention: Vice President
Telephone: (724) 776-8600

GLOBE HOLDING COMPANY, LLC

By:
Name:	James M. Daugherty
Title:	Vice President

Address:

1000 Cranberry Woods Drive
Cranberry Township, Pennsylvania 16066
Attention: Vice President
Telephone: (724) 776-8600

MSA ADVANCED DETECTION, LLC

By:
Name:	James M. Daugherty
Title:	Vice President

Address:

1000 Cranberry Woods Drive
Cranberry Township, Pennsylvania 16066
Attention: Vice President
Telephone: (724) 776-8600

MSA INNOVATION, LLC

By:
Name:	James M. Daugherty
Title:	Vice President

Address:

1000 Cranberry Woods Drive
Cranberry Township, Pennsylvania 16066
Attention: Vice President
Telephone: (724) 776-8600

MSA INTERNATIONAL, LLC

By:
Name:	James M. Daugherty
Title:	President

Address:

1000 Cranberry Woods Drive
Cranberry Township, Pennsylvania 16066
Attention: President
Telephone: (724) 776-8600

MSA SAFETY DEVELOPMENT, LLC

By:
Name:	Thomas M. Salapow
Title:	President

Address:

1000 Cranberry Woods Drive
Cranberry Township, Pennsylvania 16066
Attention: President
Telephone: (724) 776-8600

MSA SAFETY JACKSONVILLE MANUFACTURING, LLC

By:
Name:	James M. Daugherty
Title:	Vice President

Address:

1000 Cranberry Woods Drive
Cranberry Township, Pennsylvania 16066
Attention: Vice President
Telephone: (724) 776-8600

MSA SAFETY PITTSBURGH MANUFACTURING, LLC

By:
Name:	Jessica Gusmar
Title:	Vice President

Address:

1000 Cranberry Woods Drive
Cranberry Township, Pennsylvania 16066
Attention: Vice President
Telephone: (724) 776-8600

MSA SAFETY SALES, LLC

By:
Name:	Jessica Gusmar
Title:	Vice President

Address:

1000 Cranberry Woods Drive
Cranberry Township, Pennsylvania 16066
Attention: Vice President
Telephone: (724) 776-8600

MSA TECHNOLOGY, LLC

By:
Name:	James M. Daugherty
Title:	Vice President

Address:

1000 Cranberry Woods Drive
Cranberry Township, Pennsylvania 16066
Attention: Vice President
Telephone: (724) 776-8600

MSA WORLDWIDE, LLC

By:
Name:	James M. Daugherty
Title:	Assistant Treasurer

Address:

1000 Cranberry Woods Drive
Cranberry Township, Pennsylvania 16066
Attention: Assistant Treasurer
Telephone: (724) 776-8600

SAFETY IO, LLC

By:
Name:	Gregory L. Martin
Title:	President

Address:

1000 Cranberry Woods Drive
Cranberry Township, Pennsylvania 16066
Attention: President
Telephone: (724) 776-8600

EXHIBIT 1.1(I)

FORM OF

INTERCOMPANY SUBORDINATION AGREEMENT

See attached.

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (the “Agreement”), dated January __, 2023, is made by and among the entities listed on the signature page hereto (or subsequently joining this Agreement) (each being individually referred to herein as a “Loan Party” and collectively as the “Loan Parties”) in favor of PNC Bank, National Association (“PNC Bank”), as administrative agent for the Lenders (as hereinafter defined) (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, MSA Safety Incorporated, a Pennsylvania corporation (the “Borrower”), each of the Guarantors (as defined in the Credit Agreement (as hereinafter defined)) (the “Guarantors”), PNC Bank and various other financial institutions from time to time (PNC Bank and such other financial institutions are each, a “Lender” and collectively, the “Lenders”), the Administrative Agent and the other parties party thereto have entered into that certain Credit Agreement, dated of even date herewith (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), which is incorporated herein by reference thereto, pursuant to which the parties thereto agreed that the Lenders shall extend credit to the Borrower as set forth in the Credit Agreement; and

WHEREAS, unless otherwise defined herein, terms defined in the Credit Agreement shall have such defined meanings when used herein; and

WHEREAS, pursuant to the Credit Agreement and the other Loan Documents, the Lenders intend to make Loans to the Borrower; and

WHEREAS, the Loan Parties are or may become indebted to each other (the Indebtedness of each of the Loan Parties to any other Loan Party, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof are hereinafter collectively referred to as the “Intercompany Indebtedness”); and

WHEREAS, the obligations of the Lenders to maintain the Commitments and make Loans to the Borrower are subject to the condition, among others, that the Loan Parties subordinate the Intercompany Indebtedness to the Indebtedness and all other Obligations of the Borrower or any other Loan Party to the Administrative Agent or the Lenders pursuant to the Credit Agreement or the other Loan Documents (collectively, the “Senior Debt”) in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

VI. Intercompany Indebtedness Subordinated to Senior Debt. The recitals set forth above are hereby incorporated by reference. All Intercompany Indebtedness shall be subordinate and subject in right of payment to the prior indefeasible payment in full of all Senior Debt pursuant to the provisions contained herein.

VII. Payment Over of Proceeds Upon Bankruptcy, Etc. Upon any distribution of assets of any Loan Party in connection with (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any such Loan Party or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any such Loan Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any marshaling of assets and liabilities of any such Loan Party (a Loan Party distributing assets as set forth herein being referred to in such capacity as a “Distributing Loan Party”), then and in any such event, the Administrative Agent shall be entitled to receive, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, indefeasible payment in full of all amounts due or to become due (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of any and all Senior Debt before the holder of any Intercompany Indebtedness owed by the Distributing Loan Party is entitled to receive any payment on account of the principal of or interest on such Intercompany Indebtedness, and to that end, the Administrative Agent shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Indebtedness owed by the Distributing Loan Party in any such case, proceeding, dissolution, liquidation or other winding up event.

If, notwithstanding the foregoing provisions of this Section 2, a Loan Party that is owed Intercompany Indebtedness by a Distributing Loan Party shall have received any payment or distribution of assets from the Distributing Loan Party of any kind or character, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Administrative Agent and the Lenders as their respective interests may appear, shall be segregated from other funds and property held by such Loan Party, and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement.

VIII. No Commencement of Any Proceeding. Each Loan Party agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Lenders and the Administrative Agent in commencing any proceeding referred to in the first paragraph of Section 2 against any other Loan Party which owes it any Intercompany Indebtedness.

IX. Prior Payment of Senior Debt Upon Acceleration of Intercompany Indebtedness. If any portion of the Intercompany Indebtedness owed by any Loan Party becomes or is declared due and payable before its stated maturity, then and in such event the Lenders shall be entitled to receive indefeasible Payment In Full of all amounts due and to become due on or in respect of the Senior Debt (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of any such Intercompany Indebtedness is entitled to receive any payment thereon.

If, notwithstanding the foregoing, any Loan Party shall make any payment of the Intercompany Indebtedness prohibited by the foregoing provisions of this Section 4, such payment shall be paid over and delivered forthwith to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear.

The provisions of this Section 4 shall not apply to any payment with respect to which Section 2 hereof would be applicable.

X. No Payment When Senior Debt in Default. If any Event of Default or Potential Default shall have occurred and be continuing, or such an Event of Default or Potential Default would result from or exist after giving effect to a payment with respect to any portion of the Intercompany Indebtedness, unless the Administrative Agent shall have consented to or waived the same, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by any Loan Party owing such Intercompany Indebtedness on account of principal or interest on any portion of the Intercompany Indebtedness.

If, notwithstanding the foregoing, any Loan Party shall make any payment of the Intercompany Indebtedness prohibited by the foregoing provisions of this Section 5, such payment shall be paid over and delivered forthwith to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders as their respective interests may appear.

The provisions of this Section 5 shall not apply to any payment with respect to which Section 2 hereof would be applicable.

XI. Payment Permitted if No Default. Except during the pendency of any of the conditions described in Sections 2, 4 and 5 hereof, nothing contained in this Agreement shall prevent any Loan Party from (i) making payments of principal of or interest on any portion of the Intercompany Indebtedness, or (ii) retaining any money deposited with such Loan Party for the payment of or on account of the principal of or interest on the Intercompany Indebtedness.

XII. Rights of Subrogation. Each Loan Party agrees that no payment or distribution to the Administrative Agent or the Lenders pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly Paid in Full and all Lender Provided Interest Rate Hedges shall have expired or been terminated.

XIII. Instruments Evidencing Intercompany Indebtedness. Each Loan Party shall cause each instrument, if any, which now or hereafter evidences all or a portion of the Intercompany Indebtedness to be conspicuously marked as follows:

“This instrument is subject to the terms of an Intercompany Subordination Agreement, dated January __, 2023, in favor of PNC Bank, National Association, as Administrative Agent for the Lenders referred to therein, which Intercompany Subordination Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal thereof or interest thereon shall become due or payable except in accordance with the express terms of said Intercompany Subordination Agreement.”

Each Loan Party will further mark its books of account in such a manner as shall be effective to give proper notice to the effect of this Agreement.

XIV. Agreement Solely to Define Relative Rights. The purpose of this Agreement is solely to define the relative rights of the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand. Nothing contained in this Agreement is intended to or shall impair, as between any of the Loan Parties and their creditors other than the Administrative Agent and the Lenders, the obligation of the Loan Parties to each other to pay the principal of and interest on the Intercompany Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Loan Parties and their creditors other than the Administrative Agent and the Lenders, nor shall anything herein prevent any of the Loan Parties from exercising all remedies otherwise permitted by applicable Law upon default under any agreement pursuant to which the Intercompany Indebtedness is created, subject to the rights, if any, under this Agreement of the Administrative Agent and the Lenders to receive cash, property or securities otherwise payable or deliverable with respect to the Intercompany Indebtedness.

XV. No Implied Waivers of Subordination. No right of the Administrative Agent or any Lender to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Loan Party or by any act or failure to act by the Administrative Agent or any Lender, or by any non-compliance by any Loan Party with the terms, provisions and covenants of any agreement pursuant to which the Intercompany Indebtedness is created, regardless of any knowledge thereof the Administrative Agent or any Lender may have or be otherwise charged with. Each Loan Party by its acceptance hereof shall agree that, so long as there is Senior Debt outstanding or Commitments in effect under the Credit Agreement, such Loan Party shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or to compromise, the obligations of the other Loan Parties with respect to their Intercompany Indebtedness, other than by means of payment of such Intercompany Indebtedness according to its terms, without the prior written consent of the Administrative Agent.

Without in any way limiting the generality of the foregoing paragraph, the Administrative Agent or any of the Lenders may, at any time and from time to time, without the consent of or notice to the Loan Parties or the Borrower except to the extent provided in the Credit Agreement, without incurring responsibility to the Loan Parties and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Loan Parties to the Administrative Agent and the Lenders, do any one or more of the following: (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise amend or supplement the Senior Debt or the Loan Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt, if any; (iii) release any Person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Loan Parties and any other Person.

XVI. Additional Subsidiaries. The Loan Parties covenant and agree that they shall cause Subsidiaries created or acquired after the date of this Agreement that are required to join this Agreement pursuant to Section 10.13 [Joinder of Guarantors] of the Credit Agreement, to execute a Guarantor Joinder, whereby such Subsidiary joins this Agreement and subordinates all

Indebtedness owed to any such Subsidiary, as applicable, by any of the Loan Parties to the Senior Debt.

XVII. Continuing Force and Effect. This Agreement shall continue in force for so long as any portion of the Senior Debt remains unpaid and any Commitments under the Credit Agreement remain outstanding, it being contemplated that this Agreement be of a continuing nature.

XVIII. Modification, Amendments or Waivers. Any and all agreements amending or changing any provision of this Agreement or the rights of the Administrative Agent or the Lenders hereunder, and any and all waivers or consents to Events of Default or other departures from the due performance of the Loan Parties hereunder, shall be made only by written agreement, waiver or consent signed by the Administrative Agent, acting on behalf of all the Lenders, with the written consent of the Required Lenders, any such agreement, waiver or consent made with such written consent being effective to bind all the Lenders and, with respect to amendments or changes to any provision of this Agreement, signed by the Borrower, acting on behalf of the Loan Parties.

XIX. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

XX. Governing Law. This Agreement shall be a contract under the internal Laws of the Commonwealth of Pennsylvania and for all purposes shall be construed in accordance with the internal Laws of the Commonwealth of Pennsylvania without giving effect to its principles of conflict of Laws.

XXI. Successors and Assigns. This Agreement shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, as permitted in the Credit Agreement, and the obligations of the Loan Parties shall be binding upon their respective successors and assigns. The duties and obligations of the Loan Parties may not be delegated or transferred by the Loan Parties without the written consent of the Required Lenders and any such delegation or transfer without such consent shall be null and void. Except to the extent otherwise required by the context of this Agreement, the word “Lenders” when used herein shall include, without limitation, any holder of a Note or an assignment of rights therein originally issued to a Lender under the Credit Agreement, and each such holder of a Note or assignment shall have the benefits of this Agreement to the same extent as if such holder had originally been a Lender under the Credit Agreement.

XXII. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

XXIII. Attorneys-in-Fact. Each of the Loan Parties hereby authorizes and empowers the Administrative Agent, at its election and in the name of either itself, for the benefit of the

Administrative Agent and the Lenders as their respective interests may appear, or in the name of each such Loan Party as is owed Intercompany Indebtedness, to execute and file proofs and documents and take any other action the Administrative Agent may deem advisable to completely protect the Administrative Agent’s and the Lenders’ interests in the Intercompany Indebtedness and their right of enforcement thereof, and to that end each of the Loan Parties hereby irrevocably makes, constitutes and appoints the Administrative Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Loan Party, and with full power for such Loan Party, and in the name, place and stead of such Loan Party for the purpose of carrying out the provisions of this Agreement, and taking any action and executing, delivering, filing and recording any instruments which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and is irrevocable. Each Loan Party hereby ratifies and confirms, and agrees to ratify and confirm, all action taken by the Administrative Agent, its officers, employees or agents pursuant to the foregoing power of attorney.

XXIV. Application of Payments. In the event any payments are received by the Administrative Agent under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable and prior to the date on which it would otherwise become due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement.

XXV. Remedies. In the event of a breach by any of the Loan Parties in the performance of any of the terms of this Agreement, the Administrative Agent, on behalf of the Lenders, may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Administrative Agent on behalf of the Lenders at law may not fully compensate the Administrative Agent on behalf of the Lenders for the damages they may suffer in the event of a breach hereof.

XXVI. Consent to Jurisdiction, Waiver of Jury Trial. Each of the Loan Parties hereby irrevocably consents to the non-exclusive jurisdiction of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Loan Parties at the addresses referred to in Section 22 hereof and service so made shall be deemed to be completed upon actual receipt thereof. Each of the Loan Parties waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THIS WAIVER

CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS.

XXVII. Notices. All notices, statements, requests and demands and other communications given to or made upon the Loan Parties, the Administrative Agent or the Lenders in accordance with the provisions of this Agreement shall be given or made as provided in Section 10.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Agreement on the day and year first above written, with the intention that it constitute a document under seal.

LOAN PARTIES:

MSA SAFETY INCORPORATED

By:

Name:	Lee McChesney
Title:	Senior Vice President and Chief Financial Officer

BACHARACH HOLDING CORP.

By:

Name:	Anthony Halli
Title:	Vice President

BACHARACH, INC.

By:

Name:	Anthony Halli
Title:	Vice President

GENERAL MOTORS, INC.

By:

Name:	James M. Daugherty
Title:	Vice President

GLOBE HOLDING COMPANY, LLC

By:

Name:	James M. Daugherty
Title:	Vice President

MSA ADVANCED DETECTION, LLC,

By:

Name:	James M. Daugherty
Title:	Vice President

MSA INNOVATION, LLC

By:

Name:	Janes M. Daugherty
Title:	Vice President

MSA INTERNATIONAL, LLC

By:

Name:	James M. Daugherty
Title:	President

MSA SAFETY DEVELOPMENT, LLC

By:

Name:	Thomas M. Salapow
Title:	President

MSA SAFETY JACKSONVILLE MANUFACTURING, LLC

By:

Name:	James M. Daugherty
Title:	Vice President

MSA SAFETY PITTSBURGH MANUFACTURING, LLC

By:

Name:	Jessica Gusmar
Title:	Vice President

MSA SAFETY SALES, LLC

By:

Name:	Jessica Gusmar
Title:	Vice President

MSA TECHNOLOGY, LLC

By:

Name:	James M. Daugherty
Title:	Vice President

MSA WORLDWIDE, LLC

By:

Name:	James M. Daugherty
Title:	Assistant Treasurer

SAFETY IO, LLC

By:

Name:	Gregory L. Martin
Title:	President

EXHIBIT 1.1(N)

FORM OF

DELAYED DRAW TERM NOTE

$	Pittsburgh, Pennsylvania , 20

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to      and its registered assigns (“Holder”), the lesser of (i) the principal sum of and 00/100 Dollars ($                .00), or (ii) the aggregate unpaid principal balance of all Term Loans made by Holder to the Borrower pursuant to Section 2.1 [Term Loan Commitments] of that certain Credit Agreement dated January __, 2023 (as may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”) by and among the Borrower (as defined in the Credit Agreement) party thereto, the Guarantors (as defined in the Credit Agreement) party thereto, the Lenders (as defined in the Credit Agreement) party thereto, PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”), and the other parties party thereto, payable on the Maturity Date. All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to Section 3.1.1 [Interest Rate Options] of, or as otherwise provided in, the Credit Agreement.

To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent, the Borrower shall pay interest on the entire principal amount of the then outstanding Term Loans evidenced by this Delayed Draw Term Note (this “Term Note”) at a rate per annum specified by Section 3.3 [Interest After Default] of, or as otherwise provided in, the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, interest on this Term Note will be payable on the dates set forth in Section 4.5 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement and on the Maturity Date.

Subject to the provisions of the Credit Agreement, if any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the Principal Office, in Dollars in immediately available funds.

This Term Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants or conditions contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.

This Term Note may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Credit Agreement.

The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Term Note.

This Term Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. All references herein to the “Borrower”, “Administrative Agent” and the “Lenders” shall be deemed to apply to the Borrower, the Administrative Agent and the Lenders, respectively, and their respective successors and assigns.

This Term Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal Laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of law principles.

Holder may at any time pledge all or a portion of its rights under the Loan Documents including any portion of this Term Note to any of the twelve (12) Federal Reserve Lenders organized under Section 4 of the Federal Reserve Act, 12 U.S.C. § 341. No such pledge or enforcement thereof shall release Holder from its obligations under any of the Loan Documents.

[INTENTIONALLY LEFT BLANK]

[IN WITNESS WHEREOF, the undersigned has executed this Term Note by its duly authorized officer with the intention that it constitute a sealed instrument.

MSA Safety Incorporated

By:

Name:

Title:	]

EXHIBIT 2.2

FORM OF

LOAN REQUEST

TO:

PNC Bank, National Association, as Administrative Agent PNC Firstside Center 500 First Avenue; P7-PFSC-04-I Pittsburgh, Pennsylvania 15219 Telephone No.: (412) 762-7571 Telecopier No.: (412) 762-8672 Attention: Agency Services

FROM:	MSA Safety Incorporated, a Pennsylvania corporation, in its capacity as Borrower (as defined in the Agreement defined below)

RE:

The Credit Agreement (as it may be amended, restated, modified or supplemented, the “Agreement”), dated the __ day of January, 2023, by and among the Borrower (as defined in the Agreement) party thereto, the Guarantors (as defined in the Agreement) party thereto, the Lenders (as defined in the Agreement) party thereto, PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties party thereto

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

A.	Pursuant to Section 2.2 [Loan Requests] and 3.2 [Interest Periods] of the Agreement, the undersigned, in its capacity as Borrower, irrevocably requests:
	1.(a)	☐	New Term Loan OR
		☐	Renewal of the Term SOFR Rate Option applicable to an outstanding Term Loan, originally made on OR
		☐	Conversion of the Base Rate Option applicable to an outstanding Term Loan originally made on to a Loan in to which the Term SOFR Rate Option applies, OR
		☐	Conversion of the Term SOFR Rate Option applicable to an outstanding Term Loan originally made on to a Loan to which the Base Rate Option applies

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:

[Check one box under 1(b) below and fill in blank spaces in line next to box]:

	1.(b)(i)	☐

Under the Base Rate Option. Such Loans shall have a Borrowing Date of                      (which date shall be (i) on the Business Day of receipt by the Administrative Agent of this Loan Request for making new Term Loans to which the Base Rate Option applies, or (ii) on the last day of the preceding Term SOFR Rate Interest Period if Loans to which the Term SOFR Rate Option applies are being converted to Loans to which the Base Rate Option applies; provided, in each case, that the Administrative Agent receives this Loan Request prior to 11:00 a.m., Eastern Time, on such day), OR

	(ii)	☐

Under the Term SOFR Rate Option. Such Loans shall have a Borrowing Date of                      (which date shall be at least three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 11:00 a.m., Eastern Time, of this Loan Request for making new Term Loans to which the Term SOFR Rate Option applies, renewing Loans to which the Term SOFR Rate Option applies, or converting Loans to which the Term SOFR Rate Option applies to Loans to which the Term SOFR Rate Option applies).

2.

Such Loan is in the principal amount of $                  or the principal amount to be renewed or converted is $                          [(a) for each Borrowing Tranche to which the Term SOFR Rate Option applies, not to be less than $5,000,000.00 and in increments of $1,000,000.00; and (b) for each Borrowing Tranche to which the Base Rate Option applies, not to be less than the lesser of $1,000,000.00 or the maximum amount available and in increments of $500,000.00].

	3.		[This paragraph A.3 applies if the Borrower is selecting the Term SOFR Rate Option]: Such Loans shall have an Interest Period of one (1), three (3) or six (6) months.

B.

As of the date hereof and the date of making of the above-requested Term Loan (and after giving effect thereto): the Loan Parties have performed and complied with all covenants and conditions of the Agreement; all of Loan Parties’ representations and warranties therein are true and correct in all material respects (without duplication of any materiality qualifier contained therein and except representations and warranties which expressly relate solely to an earlier date or time); no Event of Default or Potential Default has occurred and is continuing or shall exist except those that have been cured or waived; and the making of such Loan shall not contravene any Law applicable to any Loan Party.

C.	The undersigned hereby irrevocably requests [check one box below and fill in blank space next to the box as appropriate]:

☐ Funds to be deposited into PNC bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $ , OR

☐ Funds to be wired per the following wire instructions:

Amount of Wire Transfer : $

Bank Name:

ABA:

Account Number:

Account Name:

Reference: , OR

☐	Funds to be wired per the attached Funds Flow (multiple wire transfers)

[INTENTIONALLY LEFT BLANK]

The undersigned certifies to the Administrative Agent and the Lenders as to the accuracy of the foregoing.

MSA Safety Incorporated

Date: _____________________, 202_	By:
Name:
Title:

EXHIBIT 4.9.7(A)

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January __, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MSA Safety Incorporated, a Pennsylvania corporation (the “Borrower”), the Guarantors (as defined therein) now or hereafter party thereto, the Lenders (as defined therein) now or hereafter party thereto, PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties party thereto.

Pursuant to the provisions of Section 4.9.7 [Status of Lenders] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                     , 20[ ]

EXHIBIT 4.9.7 (B)

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January __, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MSA Safety Incorporated, a Pennsylvania corporation (the “Borrower”), the Guarantors (as defined therein) now or hereafter party thereto, the Lenders (as defined therein) now or hereafter party thereto, PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties party thereto.

Pursuant to the provisions of Section 4.9.7 [Status of Lenders] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                     , 20[ ]

EXHIBIT 4.9.7 (C)

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January __, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MSA Safety Incorporated, a Pennsylvania corporation (the “Borrower”), the Guarantors (as defined therein) now or hereafter party thereto, the Lenders (as defined therein) now or hereafter party thereto, PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties party thereto.

Pursuant to the provisions of Section 4.9.7 [Status of Lenders] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate successor form), or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate successor form), from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:                     , 20[ ]

EXHIBIT 4.9.7 (D)

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January __, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MSA Safety Incorporated, a Pennsylvania corporation (the “Borrower”), the Guarantors (as defined therein) now or hereafter party thereto, the Lenders (as defined therein) now or hereafter party thereto, PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties party thereto.

Pursuant to the provisions of Section 4.9.7 [Status of Lenders] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate successor form), or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate successor form), from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:
Title:

Date:                     , 20[ ]

EXHIBIT 7.3.3

FORM OF

COMPLIANCE CERTIFICATE

See attached.